As filed with the Securities and Exchange Commission on October 20, 2023
File No._________

Dated: October 20, 2023

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Cabbacis Inc
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

3193 Buffalo Avenue, Unit 1

Niagara Falls, New York 14303

716-320-5525
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Louis Taubman, Esq.

Hunter Taubman Fischer & Li LLC
950 Third Avenue, 19th Floor

New York, NY 10022

917-512-0827
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

2100	93-2432982
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II - PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: October 20, 2023

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Cabbacis Inc
3193 Buffalo Avenue, Unit 1

Niagara Falls, New York 14303

2.5 Million Shares of Common Stock

$2.00 per Share

Minimum Investment: $25,000

Maximum Offering: $5,000,000

See, The Offering - Page 6 and Description of Securities being offered - Page 46 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate at the earlier of the following (1) the date on which $5,000,000 of Shares has been sold, (2) the date which is one year after this Offering has been qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

PLEASE REVIEW ALL RISK FACTORS ON PAGES 7 THROUGH PAGE 23 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public		Commissions (1)	Proceeds to Other Persons (2)	Proceeds to Company (3)
Per Share	$2.00	(4)	$0	$0	$2.00
Total Minimum	-		-	-	-
Total Maximum	$5,000,000		$0	$0	$5,000,000

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering, although it may retain one in the future.

(2)	There are currently no finder’s fees or other fees being paid to third parties from the proceeds; the Company reserves the right to retain a placement agent in the future if it deems it in the best interest to do so. See “PLAN OF DISTRIBUTION.”

(3)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services, costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(4)	Assumes an Offering price of $2.00 per Share.

This offering consists of up to 2,500,000 shares of Common Stock (the “Shares” or individually, each a “Share”), par value $0.00001, that is being offered on a “best efforts” basis (the “Offering”), which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Cabbacis Inc, a Nevada corporation (the “Company”). We are offering the 2,500,000 Shares at a price of $2.00 per Share. This Offering has a minimum purchase of $25,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)I of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 2.5 million of Common Stock with a Maximum Offering of $5 million. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

As of the date hereof, there is no trading market in our Common Stock, and we cannot assure you that a trading market will develop. Our Common Stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. We intend to apply for quotation on one of the tiers of the OTC Markets. There can be no assurance that such an application for quotation will be approved. This offering is not conditioned upon our quotation on any tier of the OTC Markets. In order to achieve this, a broker/dealer must apply to make a market in our Common Stock. We do not have any current agreements or understandings with any market makers, and there is no guarantee that any market maker will file an application on our behalf. As such, there is a risk that we may not be able to list on the OTC.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)C OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 7.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time this Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification.

Sale of these Shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Offering Circular Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	our dependence upon external sources for the financing of our operations;

●	our ability to effectively execute our business plan;

●	our expectations to obtain FDA clearance of premarket tobacco product applications (PMTAs);

●	our ability to successfully run a tobacco product manufacturing facility;

●	our ability to improve our products and develop new products;

●	our ability to maintain adequate protection of our intellectual property and to avoid any infringement or violation of the intellectual property rights of others;

●	our ability to achieve and maintain the market acceptance of our products;

●	our ability to maintain relationships with existing suppliers;

●	our ability to obtain and maintain customers upon commercialization; and

●	our ability to manage the growth of our operations over time.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

In this Offering Circular, unless Cabbacis LLC is cited or the context indicates otherwise, references to “Cabbacis,” “we,” the “Company,” “our” and “us” refer to Cabbacis Inc and Cabbacis LLC on a consolidated basis. Cabbacis LLC is wholly owned by Cabbacis Inc.

The current authorized capital stock of Cabbacis Inc consists of fifty million (50,000,000) shares of common stock, par  value $0.00001 per share, (the “Common Stock”), nine million four hundred thousand (9,400,000) shares of blank check preferred stock, par value $0.00001 per share, (the “Preferred Stock”) and six hundred thousand (600,000) shares of Series A Preferred Stock , par value $0.00001 per share (“Series A Preferred Stock”). As of the date hereof, there were 5,400,000 million shares of Common Stock issued and outstanding and 600,000 shares of Series A Preferred Stock (“Series A Preferred Stock”) issued and outstanding. All shares of Common Stock and all shares of Series A Preferred Stock currently outstanding are fully paid and non-assessable.

ii

OFFERING CIRCULAR SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Company. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Cabbacis Inc was incorporated in the State of Nevada on July 7, 2023. Cabbacis Inc operates through its wholly-owned subsidiary, Cabbacis LLC, a New York limited liability company organized on January 13, 2021 (“Cabbacis LLC”).

On August 30, 2023, Cabbacis Inc entered into a Share Exchange Agreement with Cabbacis LLC, a development stage tobacco product manufacturer and plant biotechnology company, in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100% membership interest in Cabbacis LLC (the “Share Exchange”). Before the Share Exchange, Cabbacis LLC wholly-owned Cabbacis Inc, and following the Share Exchange, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc. Holders of Common Stock in Cabbacis Inc are entitled to one vote per share, and holders of Series A Preferred Stock in Cabbacis Inc are entitled to 20 votes per share. The Share Exchange will be accounted for as a recapitalization.

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. Before investing in our Common Stock, you should carefully consider the risks summarized below and discussed at length in the section entitled “Risk Factors” starting on page 7.

Risks Related to Our Business and Operations

●	We are a development stage company without any revenue and have a limited operating history, which makes it difficult to evaluate our prospects and future operating results.

●	We will not generate any product revenue from sales in the United States market until the U.S. Food and Drug Administration (“FDA”) first authorizes one of our potential products.

●	If the FDA moves forward with its announced plans to establish a rule to reduce the addictiveness of cigarettes, we may not be able to meet the nicotine product standards for our potential products.

●	We hold various governmental licenses required for our operations and a suspension or revocation of any of these licenses could substantially harm our business.

●	Our competitors generally have greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

●	Our competitors may develop products that are less expensive, safer or otherwise more appealing to consumers, which may diminish or eliminate the commercial success of our products.

●	The coronavirus pandemic, other potential pandemics, natural disasters and acts of terrorism may cause a variety of business disruptions and future business risks.

Risks Related to Our Intellectual Property

●	Any failure to protect our intellectual property rights could impair our ability to protect our potential products, including our brands in development, and our proprietary technology, which would substantially harm our business and operating results.

●	The ability to develop and commercialize our potential products will depend on our ability to develop and sell such products without infringing the patent or proprietary rights of third parties.

●	Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Risks Related to the Tobacco Industry

●	The manufacturing of tobacco products subjects us to significant governmental regulations and failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines and other regulatory actions.

●	We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

●	Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

●	Cigarettes are subject to substantial taxes. Significant increases in cigarette-related taxes have been proposed or enacted and are likely to continue to be proposed or enacted in numerous jurisdictions. These tax increases may affect the sales of our potential products, which could result in decreased sales and profitability of our manufacturing business.

●	Adverse weather, plant diseases and/or pests may increase the cost or reduce the quality and/or supply of our tobacco in any given crop year.

●	Upon us distributing and selling our products outside of the United States, we will be subject to other regulatory risks.

●	We may become subject to governmental investigations on a range of matters.

●	We may be unsuccessful in anticipating changes in adult consumer preferences, responding to changes in consumer purchase behavior or managing through difficult competitive and economic conditions, which could have an adverse effect on business.

●	We may be unsuccessful in developing and commercializing innovative tobacco products that may reduce health risks and that appeal to adult tobacco consumers.

●	An extended disruption at our manufacturing facility or at the facility of a major supplier, distributor or service provider could have a material adverse effect on our business.

●	A ban on menthol or flavored tobacco products could have a material adverse impact on our business.

Risks Related to the Hemp Industry

●	Negative press from being in the hemp space could have a material adverse effect on our business, financial condition, and results of operations.

●	Any business related to the growing and harvesting of hemp is dependent on laws pertaining to the hemp or cannabis industry.

●	We have limited supply sources for hemp, and price increases or supply shortages could materially and adversely affect our business, financial condition and results of operations.

●	Some jurisdictions may not allow tobacco cigarettes to contain hemp.

●	There are limited, published, peer-reviewed studies or clinical trials related to products containing hemp.

●	Costs associated with compliance of various laws and regulations could negatively impact our financial results.

●	Regulations relating to hemp-derived products are unclear and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives.

●	International expansion of our business exposes us to additional regulatory risks and compliance costs.

●	Research regarding the health effects of cannabis is in relatively early stages and subject to further study which could impact demand for cannabis products.

●	We may be subject to product liability claims.

●	Our hemp operations are subject to risks inherent in an agricultural business.

Risks Related to our Corporate Structure

●	The loss of our executive officers or consultants would have an adverse impact on our future development and could impair our ability to succeed.

●	Our ability to raise capital in the future may be limited, and if we fail to raise capital when needed, we could be prevented from growing.

●	Failure to maintain effective internal control over financial reporting could adversely affect us.

●	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

Risks Related to this Offering and Ownership of our Common Stock

●	An active trading market for our Common Stock may not develop and you may not be able to resell your Shares at or above the Offering price.

●	Investors may have difficulty in reselling their Shares due to the lack of market or state Blue Sky laws.

●	We may not be able to file an application to list on the OTC and our shareholders may not receive the same liquidity as if our stock traded on the New York Stock Exchange or Nasdaq.

●	Our Common Stock is a risky investment and the market price of our Common Stock may be highly volatile.

●	We have 600,000 shares of Series A Preferred Stock issued and outstanding and such stock has super voting power of 20 votes per share, and therefore our Series A Preferred Stock has super majority voting power.

●	We may be subject to securities litigation, which is expensive and could divert management attention.

●	Investors purchasing Shares of our Common Stock in this Offering will experience immediate and substantial dilution as a result of this Offering and future equity issuances.

●	Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to fall.

●	We may in the future issue additional shares of our Common Stock or securities convertible or exercisable into such shares, any of which would reduce investors’ ownership interests in the Company and which may dilute our share value.

●	We will be subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling Shares of our Common Stock.

●	If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could decline.

●	Our management will have broad discretion over the use of the proceeds we receive in this Offering and might not apply the proceeds in ways that increase the value of your investment.

●	Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock, if any, for any return on their investment.

●	The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

Summary of the Transactions

Transactions

Immediately prior to or in connection with the closing of this Offering, we will consummate the following transactions:

●	we will issue up to 2.5 million Shares our Common Stock to the purchasers in this Offering in exchange for net proceeds of up to approximately $4.8 million after deducting Offering expenses payable by us, assuming the Shares are offered at $2.00 per Share; and

●	we will use the net proceeds from this Offering for general corporate purposes, product development and commercialization expenses, regulatory expenses including but not limited to FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market, tobacco and hemp plantings, intellectual property and machinery.

Organizational Structure

The following diagram shows our organizational structure upon the closing of this Offering:

Immediately following this Offering, the purchasers in this Offering will own up to 2.5 million Shares of Common Stock, representing approximately 12.6% of the combined voting power of the Common Stock and Series A Preferred Stock, which votes on a 20 for 1 basis.

Implications of Being an “Emerging Growth Company”

As a public reporting company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to irrevocably “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under current Commission rules, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second quarter.

Company and Other Information

The Company was formed in the State of Nevada on July 7, 2023. The Company’s principal executive office is 3193 Buffalo Avenue, Unit 1, Niagara Falls, New York 14303. Our telephone number is 716-320-5525. Our internet address is www.cabbacis.com. We do not incorporate the information on, or accessible through, our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

The Offering

Issuer	Cabbacis Inc

Securities offered	Common Stock

Common Stock offered by us in this Offering	2.5 million Shares

Common Stock to be outstanding after this Offering	7.9 million shares(1). We also have 600,000 shares of Series A Preferred Stock outstanding, which vote together with the Common Stock, and have 20 votes per share of Series A Preferred Stock(2).

Price per Share of Common Stock	$2.00

Minimum investment amount	$25,000

Voting rights	Holders of our Common Stock will vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law. Each Share of Common Stock will entitle its holder to one vote per Share on all such matters. See “Description of Securities.”

Voting power held by all holders of Common Stock after giving effect to this Offering	39.7%

Proposed listing:

As of the date hereof, there is no trading market in our Common Stock, and we cannot assure you that a trading market will develop. Our Common Stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. We intend to apply for quotation on one of the tiers of the OTC Markets. There can be no assurance that such an application for quotation will be approved. This Offering is not conditioned upon our quotation on any tier of the OTC Markets.

Use of proceeds:	Assuming the maximum amount of Shares are sold in the Offering, we estimate that the net proceeds to us from this Offering, before offering expenses payable by us, will be approximately $5.0 million.

We intend to use the net proceeds that we receive from this Offering for general corporate purposes, product development and commercialization expenses, regulatory expenses including FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market, tobacco and hemp plantings, intellectual property and machinery.

Risk factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” starting on page 7.

(1)	The number of shares our Common Stock to be outstanding after this Offering is 7.9 million, which comprises the 2.5 million Shares offered by us in this Offering and the 5.4 million shares held by the former limited liability members of Cabbacis LLC.

(2)	600,000 shares of Common Stock are underlying the 600,000 shares of Series A Preferred Stock and the Series A Preferred Stock is convertible into shares of Common Stock at any time on a one-to-one basis by the holder at a conversion price equal to $0.01 per share.

RISK FACTORS

Before you decide to purchase Shares of our Common Stock, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this Offering Circular, including our historical financial statements and related notes. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our Common Stock could decline, perhaps significantly.

Risks Related to Our Business and Operations

We are a development stage company without any revenue and have a limited operating history, which makes it difficult to evaluate our prospects and future operating results.

We were incorporated in 2023 and our sole subsidiary, Cabbacis LLC, was formed in January 2021. Cabbacis LLC has not yet commercialized any products. Our limited operating history makes our ability to forecast future operating results difficult and subjects us to a number of uncertainties, including our ability to plan and model future growth. Our limited operating history also limits any reference for investors to evaluate our ability to achieve our business objectives. As a development stage company, we currently have no revenue and we have never had any revenue during our history. The date of Cabbacis LCC generating revenue cannot be estimated with any degree of certainty, and when we do start to generate revenue, revenue growth is uncertain due to a number of reasons. These may include the maturation of our business, increasing competition, a decrease in the growth of the markets in which we compete, inability to continue to capitalize on growth opportunities, changing of consumer preferences, increased government regulation or a decline in available opportunities as a result of our increased market penetration in one or more of our markets.

We have encountered and will continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, competition from other companies, acquiring and retaining customers once commercialization is achieved, hiring, integrating, training and retaining skilled personnel, successfully developing and commercializing potential products, determining prices and contract terms for our potential products, and unforeseen expenses and challenges in forecasting accuracy.

If we cannot manage our growth effectively, we may not be able to remain operational. If we are able to market our products effectively, we will experience significant growth in our business and require a substantial increase in our infrastructure and number of employees. Businesses which grow rapidly often have difficulty managing their growth. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could affect the future viability of our business.

If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our prospects, operating results, and business could be harmed.

We will not generate any product revenue from sales in the United States market until the U.S. Food and Drug Administration (“FDA”) first authorizes one of our potential products.

The Center for Tobacco Products (CTP) of the FDA regulates tobacco and nicotine products in the United States. Before introducing a new tobacco product to the U.S. market, we must submit a marketing application to the FDA and receive authorization. A “new tobacco product” is defined as any product not commercially marketed in the U.S. as of February 15, 2007. After we file a Premarket Tobacco Product Application (PMTA) for each potential product, the FDA may take several years to authorize each product for sale in the United States, and there is no guarantee that the FDA will ever authorize any of our products for sale in the United States. In the event the FDA does not authorize any of our products for sale in the United States, we would not be able to achieve any product sales in the United States.

If the FDA moves forward with its announced plans to establish a rule to reduce the addictiveness of cigarettes, we may not be able to meet the nicotine product standards for our potential products.

The FDA announced on June 21, 2022 that it plans to establish a rule to limit the nicotine content of all combustible tobacco cigarettes sold in the U.S. If approved, the rule would likely require all cigarette brands to undergo a drastic nicotine reduction of approximately 95%, which is based on results of various studies that have been carried out on cigarettes with reduced nicotine content. Although we are developing tobacco with reduced amounts of nicotine, as compared to current cigarette fillers of the leading U.S. cigarettes brands, we cannot guarantee that our tobaccos will meet the acceptable levels of nicotine under any potential rule issued by the FDA. If we cannot reduce the level of nicotine in our tobacco to acceptable levels, the FDA may not authorize our Premarket Tobacco Product Application (PMTA) and then we would not be able to commercialize our products in the U.S.

We hold various governmental licenses required for our operations and a suspension or revocation of any of these licenses could substantially harm our business.

We have a (i) tobacco product manufacturer permit from the Alcohol and Tax and Trade Bureau (TTB) – a bureau under the U.S. Department of the Treasury, (ii) a New York State cigarette stamping agent license, (iii) a New York State distributor of tobacco products license, and (iv) a New York State hemp grower license, which are necessary for us to conduct our business including for the further development of our potential products. We are required to comply with all rules, regulations and directives of governmental authorities and agencies related to these four licenses including filing various monthly or bi-monthly activity reports with federal and state authorities to maintain these licenses. Not filing any of these reports in a timely manner or changes in existing laws, rules, regulations or directives related to these licenses could result in a suspension or revocation of one or more of these licenses which could have a significant negative impact on our business.

Our competitors generally have greater financial resources and name recognition than we do, and they may therefore develop products or other technologies similar or superior to ours, or otherwise compete more successfully than we do.

We are competing with large tobacco companies and large pharmaceutical companies that have much greater resources than us. The tobacco industry consists of major domestic and international companies, which have existing relationships in the markets in which we plan to sell, as well as much greater financial, technical, research and development, marketing, sales, manufacturing, scaling capacity, distribution, lobbying and other resources and name recognition substantially. In addition, we expect new competitors will enter the markets with similar tobacco products as ours in the future and the nature and extent of this market entrance cannot be quantified at this time. In the cannabis industry, many large companies are entering into the cannabis space, along with smaller regional companies and competition from the black market.

Potential customers may choose to do business with more established competitors because of their perception that our competitors are more stable, can scale operations more quickly, have greater manufacturing capacity, have robust marketing and sale programs and lend greater credibility to governmental regulators and others. In addition, large companies have the ability to provide entry-level pricing for premium products in order make us less competitive. If we are unable to compete successfully against larger companies with more financial resources and name recognition, our business and prospects would be materially adversely affected.

Our competitors may develop products that are less expensive, safer or otherwise more appealing to consumers, which may diminish or eliminate the commercial success of our products.

If our competitors develop tobacco products with nicotine concentrations similar to our cigarettes or vaporizer pods or any of our other potential products that are less expensive or otherwise more appealing, we may not achieve commercial success. Currently, there are numerous companies developing Modified Risk Tobacco Products or MRTPs (as defined by the FDA) and working to develop reduced nicotine content tobacco and other tobacco alternative products in an effort to provide products that are potentially safer for human consumption or to otherwise assist consumers to cease using or begin to switch from smoking combustible cigarettes, which is the most harmful way to consume nicotine. If one of such competitors develops a cigarette that is safer for human consumption, a safer alternative for nicotine that is widely accepted, superior reduced-nicotine tobaccos or otherwise develops a superior quitting method, it could render our cigarettes or vaporizer pods obsolete, which would have a material adverse impact on our business and operations and our ability to achieve profitability.

In the cannabis industry, there are numerous companies conducting research and development on the cannabis plant in order to develop new and differentiated products and many companies are selling hemp and cannabis-derived products. Our competitors may render our technologies obsolete by advances in existing technological approaches or the development of new or different approaches, potentially eliminating the advantages that we believe we derive from our proprietary products or technologies.

The coronavirus pandemic, other potential pandemics, natural disasters and acts of terrorism may cause a variety of business disruptions and future business risks.

The coronavirus (COVID-19) pandemic recently disrupted businesses around the world, including in the United States. Although in May 2023, World Health Organization declared end to COVID-19 as a global health emergency, the future extent of the impact of the COVID-19 pandemic or another pandemic, including on our ability to execute our business strategies as planned during such pandemics, are highly uncertain and cannot be predicted. Likewise, the impact of earthquakes, hurricanes, tornados, fires, floods or acts of terrorism could have a similar effect of disrupting our business to the extent they reach and impact the areas in which we operate, and may cause widespread power outages or internet failures, or an act of terrorism could cause substantial delays in our operations, damage or destroy our equipment or facilities, and cause us to incur additional expenses. Since we do not maintain insurance against certain natural disasters or we maintain limited insurance protection, we may not be able to cover our losses from natural disasters, which would require us to expend significant resources to replace any destroyed assets such as machinery or inventory, thereby materially and adversely affecting our financial condition and prospects.

Risks Related to Our Intellectual Property

Any failure to protect our intellectual property rights could impair our ability to protect our potential products, including our brands in development, and our proprietary technology, which would substantially harm our business and operating results.

The success of our business and the ability to compete depend in part upon our ability to protect and enforce our patents, trade secrets, trademarks and copyrights. We own issued patents and trademarks and pending patent and trademark applications worldwide. We rely heavily on patent, copyright, trade secret and trademark laws to protect our intellectual property rights. Any of our patents or trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. For example, litigation to protect and enforce our patent rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions or all of our patent rights. Furthermore, our efforts to enforce our patent rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our patent rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may adversely affect our business, operating results and financial condition. Certain jurisdictions may not provide adequate legal infrastructure for effective protection of our patent rights. Changing legal interpretations of liability for unauthorized use of our proprietary tobacco, technology or potential products, or reduced sensitivity by corporate, government or institutional users to refrain from patent piracy, could also harm our business.

Our commercial success will depend, in part, on obtaining and maintaining intellectual property protection for our technologies and potential products. We will only be able to protect our technologies and potential products from unauthorized use by third parties to the extent that valid and enforceable patents cover them, or to the extent that other market exclusionary rights apply. We cannot assure you that the measures we have taken to protect our intellectual property will adequately protect us, and any failure to protect our intellectual property could harm our business. For example, failure to maintain our issued patents on a country-by-country basis by paying the required maintenance fees to each national patent office in specific countries will result in our patent rights in any such country being terminated.

Our patent positions can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies’ patents has emerged to date in the United States. The general patent environment outside the United States also involves significant uncertainty. Accordingly, the breadth of claims in our issued patents and the scope of these patent rights may not provide us a sufficient degree of future protection that would permit us to keep our competitive advantage with respect to our potential products, including our brands in development, and our proprietary technology. Further, as a result of any patent litigation, our patent rights of our issued patents may be less protective as compared to our expectations. Any of our claims of our issued patents may be invalidated, in whole or in part.

Competitors may hire our former employees, advisors or consultants who may misappropriate our proprietary technology or misuse our confidential information. Although we rely in part upon confidentiality agreements with our employees, advisors, consultants and other third parties to protect our trade secrets and other confidential information, those agreements may not effectively prevent disclosure of trade secrets and other confidential information and may not provide an adequate remedy in the event of misappropriation of trade secrets or unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and confidential information, and in such cases, we could not assert any trade secret rights against such parties.

The ability to develop and commercialize our potential products will depend on our ability to develop and sell such products without infringing the patent or proprietary rights of third parties.

If we are sued for infringing intellectual property rights of third parties, such litigation could be costly and time consuming and an unfavorable outcome could have a significant adverse effect on our business. The ability to commercialize our potential products will depend on our ability to sell such products without infringing the patents or other proprietary rights of third parties. Third-party intellectual property rights in our business are complicated and are continuously evolving. While we have conducted searches for such third-party intellectual property rights, we have not performed specific searches for third-party intellectual property rights that may raise freedom-to-operate issues, and we have not obtained legal opinions regarding commercialization of our potential products. As such, there may be existing patents that may affect our ability to commercialize our potential products. Furthermore, because patent applications are published up to 18 months after their filing, and because patent applications can take several years to issue, there may be currently pending third-party patent applications and freedom-to-operate issues that are unknown to us, which may later result in issued patents.

If a third-party claims that we are infringing on its patents or other proprietary rights, we could face a number of issues that could seriously harm our competitive position, including but not limited to the following: (i) infringement claims (whether or not they have any merit) can be costly and time consuming to litigate, can delay the regulatory approval process, and can divert management’s time and resources from our core business strategy; (ii) substantial damages for past patent infringement which we may have to pay if a court determines that our technologies or potential products infringe upon a competitor’s patent or other proprietary rights; (iii) a court order enjoining us from developing or commercializing our potential products or technologies unless the patent holder licenses the patent or other proprietary rights to us, which such patent holder is not required to do; (iv) if a license is available from a patent holder, we may have to pay substantial royalties or grant cross licenses to our patents or other proprietary rights; and (v) redesigning our product or process so that it does not infringe the third-party intellectual property, which may not be possible, or which may require substantial time and expense including delays in bringing our potential products to market. Any of these five actions could harm our competitive position and our ability to generate revenue and likely result in increased costs.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We own many worldwide issued patents and pending patent applications and we may in-license third-party intellectual property rights in the future. We cannot be certain that these patent applications will issue on a country-by-country basis, in whole or in part, as patents. Patent applications in the United States are maintained in secrecy until the patents are published or are issued. Since publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries, we cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. We also cannot be certain any of our issued patents will afford protection against a competitor. In addition, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain and may differ from our expectations. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our operations.

Risks Related to the Tobacco Industry

The manufacturing of tobacco products subjects us to significant governmental regulations and failure to comply with such regulations could have a material adverse effect on our business and subject us to substantial fines and other regulatory actions.

Companies that manufacture and/or sell tobacco products face significant governmental regulation, especially in the United States pursuant to the Tobacco Control Act, including but not limited to efforts aimed at reducing the incidence of tobacco use, restricting marketing and advertising, imposing regulations on packaging, mandating warnings and disclosure of flavors or other ingredients, prohibiting the sale of tobacco products with certain flavors or other characteristics, requiring compliance with certain environmental standards, limiting or prohibiting the sale of tobacco products by certain retail establishments and the sale of tobacco products in certain packaging sizes, and seeking to hold retailers and distributors responsible for the adverse health effects associated with both smoking and exposure to environmental tobacco smoke.

Manufacturers of tobacco products must comply with FDA regulations which require, among other things, compliance with the FDA’s evolving regulations on Tobacco Product Manufacturing Practices (“TPMP(s)”), which are enforced by the FDA through its facilities inspection program. The manufacture of products is subject to strict quality control, testing and record keeping requirements, and continuing obligations regarding the submission of safety reports and other post-market information. We cannot guarantee that our current manufacturing facility will pass FDA inspections and/or similar inspections in foreign countries to produce our tobacco products, or that future changes to cGMP manufacturing standards will not also negatively affect the cost or sustainability of our manufacturing facility.

We also face significant governmental regulation, including efforts aimed at reducing the incidence of tobacco use. Actions by the FDA and other federal, state or local governments or agencies may impact consumer acceptability of, or access to, our tobacco products (e.g., through product standards proposed by the FDA for nicotine and flavors including menthol), delay or prevent the launch of new or modified tobacco products or products with claims of reduced risk, require the recall or removal of tobacco products from the marketplace, impose additional manufacturing, labeling or packing requirements, and interrupt manufacturing or otherwise significantly increase the cost of doing business. Any one or more of these actions may have a material adverse impact on us, which could have a negative impact on our results of operations.

We expect significant regulatory developments to take place over the next few years in many international markets, driven principally by the World Health Organization’s Framework Convention on Tobacco Control (“FCTC”). The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. In addition, the FCTC has led to increased efforts by tobacco control advocates and public health organizations to reduce the appeal of tobacco products. Our operating results could be significantly affected by any significant increase in the cost of complying with new regulatory requirements.

Compliance with current and future regulations regarding tobacco could have a material impact on our business and operations and could result in fines, government actions to restrict or prevent sales of products, as well as result in substantial costs and expenses.

We may become subject to litigation related to cigarette smoking and/or exposure to environmental tobacco smoke, or ETS, which could severely impair our results of operations and liquidity.

Although we are not currently subject to legal proceedings related to cigarette smoking or ETS, we may become subject to litigation related to the future sales of our cigarettes, vaporizer pods or other tobacco products we may sell or manufacture in the future. Legal proceedings covering a wide range of matters related to tobacco use are pending or threatened in various U.S. and foreign jurisdictions. Various types of claims are raised in these proceedings, including product liability, consumer protection, antitrust, tax, contraband shipments, patent infringement, employment matters, claims for contribution, and claims of competitors and distributors. Litigation is subject to uncertainty and an unfavorable outcome or settlement of tobacco related litigation could encourage the commencement of additional litigation. Settlements or damages claimed in some tobacco-related litigation are significant and, in certain cases, range into the billions of dollars. We anticipate that new cases will continue to be filed. The FCTC encourages litigation against tobacco product manufacturers. It is possible that our results of operations, cash flows, or financial position could be materially affected by an unfavorable outcome or settlement of litigation.

Product liability claims, product recalls, or other claims could cause us to incur losses or damage our reputation.

The risk of product liability claims or product recalls, and associated adverse publicity, is inherent in the development, manufacturing, marketing, and sale of tobacco products. Any product recall or lawsuit seeking significant monetary damages may have a material adverse effect on our business and financial condition. A successful product liability claim against us could require us to pay a substantial monetary award. Though we currently have no pending product liability claims against us, we cannot assure you that such claims will not be made in the future and any such claim could cause us to incur substantial losses or damage our reputation.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Cigarettes are subject to substantial taxes. Significant increases in cigarette-related taxes have been proposed or enacted and are likely to continue to be proposed or enacted in numerous jurisdictions. These tax increases may affect the sales of our potential products, which could result in decreased sales and profitability of our manufacturing business.

Tax regimes, including excise taxes, sales taxes, and import duties, can disproportionately affect the retail price of manufactured cigarettes versus other tobacco products, or disproportionately affect the relative retail price of our iBlend™ cigarettes, upon us commercializing, versus lower-priced cigarette brands manufactured by our competitors. Increases in cigarette taxes are expected to continue to have an adverse impact on sales of cigarettes resulting in (i) lower consumption levels, (ii) a shift in sales from manufactured cigarettes to other tobacco products or to lower-price cigarette categories, (iii) a shift from local sales to legal cross-border purchases of lower price products, and (iv) illicit products such as contraband and counterfeit.

Adverse weather, plant diseases and/or pests may increase the cost or reduce the quality and/or supply of our tobacco in any given crop year.

We depend on a small number of independent tobacco farmers to grow our specialty or proprietary tobaccos with specific nicotine contents for our potential products. As with other agricultural commodities, the price of tobacco leaf can be influenced by imbalances in supply and demand, and crop quality can be influenced by variations in weather diseases and pests. Although to date we have not experienced issues with our contracted tobacco farmers or crops therefrom nor have we had any tobacco supply disruptions or issues, these risks may be greater for us as there would be little to no alternative supply of low nicotine tobacco by third parties in any given crop year in the event that one or more of our growers experienced a material adverse event affecting crop yield or quality. We are currently building and plan to continue to build our tobacco leaf inventory. If stored properly, cured, destemmed tobacco leaf can be stored for at least five years, which allow us to build up our tobacco leaf inventory and mitigate the supply risk of our tobacco being significantly reduced or wiped out entirely in any given crop year. We can also utilize southern hemisphere tobacco production as a response to any significant shortfall in the U.S.

We must compete with other tobacco companies for contract production with independent tobacco farmers. Tobacco production in certain countries is subject to a variety of controls, including government mandated prices and production control programs. Changes in the patterns of demand for agricultural products could cause farmers to plant less tobacco. Any significant change in tobacco leaf prices or taxes, quality and quantity could affect our profitability and our business.

Upon us distributing and selling our products outside of the United States, we will be subject to other regulatory risks.

We will seek governmental approvals required to market our iBlend™ cigarettes and vaporizer pods in other countries. Marketing of our products is not permitted in certain countries until we have obtained required approvals or exemptions in these individual countries. The regulatory review process varies from country to country, and approval by foreign governmental authorities is unpredictable, uncertain, and generally expensive. Our ability to market our potential products could be substantially limited due to delays in receipt of, or failure to receive, the necessary approvals or clearances. We anticipate commencing the applications required in some countries outside the United States in the future. Failure to obtain necessary regulatory approvals could impair our ability to generate revenue from international sources.

We may become subject to governmental investigations on a range of matters.

Tobacco companies are often subject to investigations, including allegations of contraband shipments of cigarettes, allegations of unlawful pricing activities within certain markets, allegations of underpayment of custom duties and/or excise taxes, and allegations of false and misleading usage of product descriptors. We cannot predict the outcome of any investigations to which we may become subject, but we may be materially affected by an unfavorable outcome of potential future investigations.

We may be unsuccessful in anticipating changes in adult consumer preferences responding to changes in consumer purchase behavior or managing through difficult competitive and economic conditions.

In the tobacco industry, we will be subject to intense competition and changes in adult consumer preferences. To be successful upon commercialization, we must anticipate and respond to new and evolving adult consumer preferences, develop, manufacture, market and distribute new and innovative products that appeal to adult consumers, improve productivity and protect or enhance margins through cost savings and price increases. The willingness of adult consumers to purchase premium consumer tobacco products depends in part on economic conditions. In periods of economic uncertainty, adult consumers may purchase discount brands, which we will not be able to optimally compete with, which could have a material adverse effect on the business and profitability.

We may be unsuccessful in developing and commercializing innovative tobacco products that may reduce health risks and that appeal to adult tobacco consumers.

If we do not succeed in our efforts to develop and commercialize innovative tobacco products or to obtain regulatory approval for the marketing or sale of products, including with claims of reduced risk or modified risk, but one or more of our competitors does succeed, we may be at a competitive disadvantage, which could have an adverse effect on our ability to commercialize our products.

Further, we cannot predict whether regulators, including the FDA, will permit the marketing or sale of any particular innovative products (including products with claims of reduced risk or modified risk to adult consumers), the speed with which they may make such determinations or whether regulators will impose an unduly burdensome regulatory framework on such products. In addition, the FDA could, for a variety of reasons, determine that tobacco products currently on the market, or those that have previously received FDA authorization, including with a claim of reduced exposure or modified risk, are not appropriate for the public health and the FDA could require such products be taken off the market. We also cannot predict whether any products will appeal to adult tobacco consumers or whether adult tobacco consumers’ purchasing decisions would be affected by reduced-risk or modified risk claims on such products if permitted. Adverse developments on any of these matters could negatively impact the commercial viability of such products.

An extended disruption at our manufacturing facility or at the facility of a major supplier or service provider could have a material adverse effect on our business.

We face risks inherent in the reliance on one manufacturing facility of ours and a small number of key suppliers. A pandemic (including COVID-19), natural or man-made disaster or other disruption that affects our manufacturing operations or the operations of any key supplier, service provider or any other disruption in the supply of goods or services (including a key supplier’s inability to comply with government regulations or unwillingness to supply goods or services to a tobacco company) could have a material adverse effect on our business.

A ban on menthol or flavored tobacco products could have a material adverse impact on our business.

On April 27, 2022, the FDA proposed new rules to prohibit menthol as a characterizing flavor in cigarettes and prohibit all characterizing flavors (other than tobacco) in cigars. There has been increasing activity on the state and local levels with respect to scrutiny of menthol and flavored tobacco products, including a recent law passed by the State of California prohibiting tobacco retailers from selling most flavored and menthol tobacco products. If the FDA proposed new rules are finalized and implemented, if new rules are proposed or if additional states or governments pass laws similar to the State of California, we could be negatively impacted. Accordingly, the implementation of these proposed or new laws or rules may have a material adverse impact on our results of operations.

Risks Related to the Hemp Industry

Negative press from being in the hemp space could have a material adverse effect on our business, financial condition, and results of operations.

The hemp plant and the marijuana plant are both members of the same cannabis species of plant, except that hemp, by definition, does not contain more than 0.3% THC content and is legal under the federal 2018 Farm Bill and certain state laws, but the same plant with a higher THC content is defined as marijuana, which is legal under certain state laws, but is not legal under federal law. The similarities between these plants can cause confusion, and our activities with legal hemp may be incorrectly perceived as us being involved in federally-illegal marijuana. Also, despite growing support for the marijuana industry and legalization of marijuana in certain U.S. states, many individuals and businesses remain opposed to the marijuana industry. Any negative press resulting from the incorrect perception that we have entered into the marijuana space could result in a loss of current or future business. It could also adversely affect the public’s perception of us and lead to reluctance by new parties to do business with us or to own our Common Stock. We cannot assure you that additional business partners, including but not limited to financial institutions, banking institutions and customers, will not attempt to end or curtail their relationships with us. Any such negative press or cessation of business could have a material adverse effect on our business, financial condition, and results of operations.

Any business related to the growing and harvesting of hemp is dependent on laws pertaining to the hemp or cannabis industry.

On December 20, 2018, the Agricultural Improvement Act of 2018, which is also known as the “2018 Farm Bill,” was enacted and legalized hemp and hemp products under U.S. federal law, but with compliance still being required with all applicable state hemp laws and all regulations developed by the United States Department of Agriculture (“USDA”). In addition, the FDA is regulating products derived from hemp, including cannabidiol (“CBD”), for compliance under the Federal Food, Drug and Cosmetic Act and has issued several warning letters to firms marketing CBD products to treat disease or for other therapeutic uses. Under the Federal Food, Drug and Cosmetic Act, any product intended to affect the structure or function of the body of humans or animals is considered a drug that must receive premarket approval by the FDA through its new drug application process. Thus, participants in the hemp industry will need to comply with all applicable federal and state laws, rules and regulations in the cultivation, transportation, and sale of hemp and hemp derived products, including the Federal Food, Drug and Cosmetic Act. Any inability to produce hemp products due to regulatory restrictions or otherwise would have a material adverse impact on our business and operations.

We have limited supply sources for hemp, and price increases or supply shortages could materially and adversely affect our business, financial condition and results of operations.

Our products in development are composed primarily of tobacco and secondarily of hemp. If the prices of these raw materials increase significantly, it could result in a significant increase in our product development and commercialization costs. If raw material prices increase in the future when our products are commercialized, we may not be able to pass on such price increases to our customers. A significant increase in the price of hemp or other raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

Our success will depend in part upon the cost-effective availability of hemp and tobacco used in our potential products. The supply of our hemp is subject to the same risks normally associated with agricultural production, such as climactic conditions, insect infestations and availability of manual labor or equipment for harvesting. Any significant delay in or disruption of the supply of raw materials could substantially increase the cost of such materials and could require product reformulations. Accordingly, there can be no assurance that the disruption of our supply sources will not have a material adverse effect on us.

Some jurisdictions may not allow tobacco cigarettes to contain hemp.

Some jurisdictions place restrictions on or prohibit commercial activities involving hemp. For example, New York State prohibits retail stores from selling products that include both tobacco and cannabis thereby preventing us from selling products there that contain both tobacco and hemp. Such restrictions or prohibitions may make it impossible or impractical for us to enter markets or expand our operations in such jurisdictions unless there is a change in law or regulation. If and when we receive an authorization from the FDA for one or more Premarket Tobacco Product Applications (PMTAs) or Modified Risk Tobacco Products (MRTPs) for our potential product(s), such jurisdictions may allow commercial activities involving hemp (that were previously restricted); however, there are no assurances of this happening. As of the date hereof, we have not filed a PMTA or MRTP application. See the sections below titled, “Premarket Tobacco Product Applications” and “Modified Risk Tobacco Products.”

There are limited, published, peer-reviewed studies or clinical trials related to products containing hemp.

Although there is a long history of human consumption of hemp, there is limited published data on smoking or vaping cannabis with tobacco. Research and clinical trials on the potential benefits and the short-term and long-term effects of cannabis use on human health remains in relatively early stages. As such, there are inherent risks associated with using cannabis and cannabis derivative products. Although we perform testing on the formulation and production of our potential products, there is limited clinical data regarding the safety and benefits of smoking or vaping hemp-based products. Any instance of illness or negative side effects of smoking or vaping hemp-based products would have a material adverse effect on our business and operations. Moreover, future research and clinical trials may draw opposing conclusions to statements contained in articles, reports and studies we relied on or could reach different or negative conclusions regarding the benefits, viability, safety, efficacy, dosing or other facts and perceptions related to cannabis, which could adversely affect social acceptance of cannabis and the demand for any products.

Costs associated with compliance of various laws and regulations could negatively impact our financial results.

The manufacture, labeling and distribution of products containing cannabis is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market such products in the future. Although the FDA regulates all tobacco products in the United States through the Center for Tobacco Products, we may also be subject to regulation by other federal, state and local agencies with respect to our potential products which contain hemp. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against us by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

The shifting regulatory environment in the hemp and cannabis industries necessitates building and maintaining of robust systems to achieve and maintain compliance in multiple jurisdictions and increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

Regulations relating to hemp-derived products are unclear and rapidly evolving, and changes may not develop in the timeframe or manner most favorable to our business objectives.

Any participation in the market for hemp-derived products in the United States and elsewhere may require us to employ novel approaches to existing regulatory pathways. The regulation of hemp and non-THC cannabinoids in the United States and other countries is constantly evolving, with changes in laws and regulations occurring on a frequent basis. Unforeseen regulatory obstacles or compliance costs may hinder our ability to successfully compete in the market for such products.

Although the passage of the 2018 Farm Bill legalized the cultivation of hemp in the United States and the production of products containing CBD and other non-THC cannabinoids, it remains unclear how the FDA will regulate these products, and if the FDA will propose or implement new or additional regulations. To date, there are no laws or regulations enforced by the FDA which specifically address the manufacturing, packaging, labeling, distribution, or sale of hemp or hemp-derived products containing cannabinoids and the FDA has issued no formal regulations addressing such matters. However, the FDA has issued various guidance documents and other statements reflecting its non-binding opinion on the regulation of such products.

The FDA has stated in guidance and other public statements that it is prohibited to sell a food, beverage or dietary supplement to which THC or CBD has been added. While the FDA does not have a formal policy of enforcement discretion with respect to any products with added CBD, the agency has stated that its primary focus for enforcement centers on products that put the health and safety of consumers at risk, such as those claiming to prevent, diagnose, mitigate, treat, or cure diseases in the absence of requisite approvals. The FDA could issue new regulations that prohibit or limit the sale of hemp-derived products containing CBD or other non-THC cannabinoids. Such regulatory actions and associated compliance costs may hinder our ability to successfully compete in the market for any products in the U.S.

In addition, any products may be subject to regulation at the state or local levels. State and local authorities have issued their own restrictions on the cultivation or sale of hemp or hemp-derived products containing cannabinoids. This includes laws that ban the cultivation or possession of hemp or any other plant of the cannabis genus and derivatives thereof, such as CBD. State regulators may take enforcement action products that contain hemp-derived cannabinoids, or enact new laws or regulations that prohibit or limit the sale of such products.

International expansion of our business exposes us to additional regulatory risks and compliance costs.

Although the United States is among our primary commercialization targets, as we explore to export, sell and/or license our potential products internationally, we will become subject to the laws and regulations of the foreign jurisdictions in which we operate, or in which we import or export products or materials, including, but not limited to, customs regulations in the importing and exporting countries. The varying laws and rapidly changing regulations may impact our operations and ability to ensure compliance. Failure to comply with the evolving regulatory framework in any jurisdiction could have a material adverse effect on our business, financial condition and results of operations.

Research regarding the health effects of cannabis is in relatively early stages and subject to further study which could impact demand for cannabis products.

Research and clinical trials on the potential benefits and the short-term and long-term effects of cannabis use on human health remains in relatively early stages and there is limited standardization. As such, there are inherent risks associated with using cannabis and cannabis derivative products in our products.

We may be subject to product liability claims.

As a manufacturer and potential distributor of commercial products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused significant injury. In addition, the manufacture and sale of hemp-derived products involve the risk of injury to consumers due to potential tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of hemp-derived products alone or in combination with other medications or substances could occur. We may in the future be subject to product liability claims that include, among others, our products caused injury or illness, incorrect labeling, inadequate instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our consumers generally, and could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

Our hemp operations are subject to risks inherent in an agricultural business.

Our business involves the growing of hemp, an agricultural product, in certain jurisdictions where that activity is permitted. As such, the business is subject to the risks inherent in the agricultural business, such as weather patterns, insects, plant diseases and similar agricultural risks that may create crop failures and supply interruptions for our customers and there can be no assurance that such risks will not have a similarly material adverse effect on the production of our products upon commercialization.

Hemp grown outdoors is typically harvested in or around the month of October and can be vulnerable to various pathogens including bacteria, fungi, viruses and other miscellaneous pathogens. Such instances often lead to reduced crop quality, stunted growth and/or death of the plant. Moreover, hemp is “phytoremediative,” which means that if grown in fields it may extract toxins or other undesirable chemicals or compounds from the ground in which it is planted. Various regulatory agencies have established maximum limits for pathogens, toxins, chemicals and other compounds that may be present in agricultural materials. If hemp used in our products is found to have levels of pathogens, toxins, chemicals or other undesirable compounds that exceed limits permitted by applicable law, it may have to be destroyed. Should the hemp used in our products be lost due to pathogens, toxins, chemicals or other undesirable compounds, or if we or our suppliers are otherwise unable to obtain hemp for use in our products on an ongoing basis, it may have a material and adverse effect on our business, financial condition, operating results, liquidity, cash flow and operational performance.

Risks Related to our Corporate Structure

The loss of our executive officers or consultants would have an adverse impact on our future development and could impair our ability to succeed.

The Company’s success is substantially dependent on the performance of its executive officers and consultants. Given the Company is an early-stage venture, success is dependent on its ability to attract, maintain and motivate high-quality personnel. The Company believes it will be able to procure such personnel; however, an inability to do so could materially adversely affect the Company’s ability to further execute its intended business.

Our ability to raise capital in the future may be limited, and if we fail to raise capital when needed, we could be prevented from growing.

Limitations on the availability of capital may prevent us from implementing our business objectives in a timely manner or at all. Our business and operations may consume resources faster than we anticipate. After this Offering, we may need to raise additional funds for working capital and/or to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could harm our business and operating results. Any future debt instruments may impose restrictions on our ability to dispose of property, make changes in our business, engage in mergers or acquisitions, incur additional indebtedness, and make investments and distributions. Furthermore, if we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, stockholders bear the risk that future securities offerings will reduce the market price of our Common Stock and dilute their interest.

Failure to maintain effective internal control over financial reporting could adversely affect us.

The accuracy of our financial reporting depends on the effectiveness of our internal control over financial reporting of our business units, and the implementation of which requires significant management attention. Internal controls over financial reporting can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements and may not prevent or detect misstatements because of inherent limitations. These limitations include but are not limited to the possibility of human error, inadequacy or circumvention of controls and fraud. If we do not maintain effective internal control over financial reporting or design and implement controls sufficient to provide reasonable assurance with respect to the preparation and fair presentation of our financial statements, including in connection with controls executed for us by third parties, we might fail to timely detect any misappropriation of corporate assets or inappropriate allocation or use of funds and could be unable to file accurate financial reports on a timely basis. As a result, our reputation, results of operations and stock price could be materially adversely affected.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our results of operations and financial condition.

We are subject to taxation by U.S. federal, state and local tax authorities, and we may in the future be subject to taxation by foreign tax authorities. As a result, our tax liabilities will be affected by the allocation of expenses to differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including but not limited to the following (i) changes in the valuation of our deferred tax assets and liabilities, (ii) expected timing and amount of the release of any tax valuation allowances, (ii) tax effects of stock-based compensation, (iv) changes in tax laws, regulations or interpretations thereof; and/or (v) future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates. In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal, state and local taxing authorities, and we may in the future be subject to audits by foreign taxing authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Risks Related to this Offering and Ownership of Our Common Stock

An active trading market for our Common Stock may not develop and you may not be able to resell your Shares at or above the Offering price.

Prior to this Offering, there has been no public market for shares of our Common Stock. In the absence of an active trading market for our Common Stock, investors may not be able to sell their common stock at or above the offering price or at the time that they would like to sell. Upon qualification of this Offering Circular, we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX Marketplaces by the OTC Markets Group, Inc. Even if we obtain quotation on the OTCQB or OTCQX, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market for shares of our Common Stock. You may not be able to sell your shares of Common Stock at or above the Offering price.

The OTCQB or OTCQX, as with other public markets, has from time-to-time experienced significant price and volume fluctuations. As a result, the market price of shares our Common Stock may be similarly volatile, and holders of shares of our Common Stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our Common Stock could be subject to wide fluctuations in response to a number of factors, including those listed in the “Risk Factors” section.

No assurance can be given that the market price of shares of our Common Stock will not fluctuate or decline significantly in the future or that stockholders will be able to sell their shares when desired on favorable terms, or at all. As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their Shares due to the lack of market or state Blue Sky laws.

Our Common Stock is currently not quoted on any market. No market may ever develop for our Common Stock, or if developed, may not be sustained in the future. The holders of our shares of Common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our securities available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We may not be able to file an application to list on the OTC and our shareholders may not receive the same liquidity as if our stock traded on the New York Stock Exchange or Nasdaq.

We do not have any agreements or understandings with any market maker to file an application on our behalf, and there is no guarantee that we will ever be able to list our shares of Common Stock on the New York Stock Exchange, Nasdaq or any other exchange. This lack of public market liquidity will impact the ability of investors to sell their shares of Common Stock at a reasonable price or at all. The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were listed on the New York Stock Exchange, Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently or effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

There is no existing market for our Common Stock, and we do not know if one will develop to provide you with adequate liquidity to sell our Common Stock at prices equal to or greater than the price you paid in this Offering. Downward pressure on the stock price could encourage short-selling.

Prior to this Offering, there has not been a public market for our Common Stock. You should be prepared to hold this investment for several years or longer. More importantly, there is no established market for these securities and there may never be one. As a result, if you decide to sell these securities in the future, you may not be able to find a buyer. Investors should assume that they may not be able to liquidate their investment or be able to pledge their Shares as collateral.

In particular, several other companies that have recently completed initial public offerings pursuant to Regulation A have experienced significant stock price declines following their initial public offerings and short sales in the market may have contributed to these stock price declines. Short selling is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. To the extent the stock price declines, the short seller profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person from whom he or she borrowed, thereby making a profit. A significant number of short sales within a relatively short period of time can create downward pressure on the market price of a security. Therefore, if there are significant short sales of our Common Stock following this Offering, the trading price of our shares could decline materially, which could cause any of our existing stockholders to sell their shares thereby creating further downward pressure on the trading price of our Common Stock. It is not possible to predict how much the trading price of our Common Stock may decline in the event any such short selling occurs, but you could lose all or part of your investment.

Our Common Stock is a risky investment and the market price of our Common Stock may be highly volatile.

The trading price of our Common Stock could be volatile, and you can lose all or part of your investment. The following factors, in addition to other factors described in this “Risk Factor” section and elsewhere in this Offering Circular, may have a significant impact on the market price of our Common Stock:

●	announcements of innovations by us or our competitors;

●	any adverse changes to our relationship with our suppliers;

●	achievement of expected sales and profitability upon commercialization of our products;

●	supply or distribution shortages;

●	adverse actions taken by regulatory agencies with respect to our products;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	changes in financial estimates or recommendations by securities analysts;

●	trading volume of our Common Stock;

●	sales of our Common Stock by us, our executive officers and directors or our stockholders in the future;

●	general economic and market conditions and overall fluctuations in the U.S. equity markets; and

●	changes in accounting principles.

In addition, broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

We have 600,000 shares of Series A Preferred Stock issued and outstanding and such stock has super voting power of 20 votes per share, and therefore our Series A Preferred Stock has super majority voting power.

We have a dual-class voting structure consisting of Common Stock and Preferred Stock. Under this structure, holders of Common Stock are entitled to 1 one vote per share, and holders of Series A Preferred Stock are entitled to 20 votes per share, which can cause the holders of Series A Preferred Stock to have an unbalanced, higher concentration of voting power. After giving effect to the sale of the maximum Shares in this Offering, our management team as a group will beneficially own 538,939 shares of Series A Preferred Stock representing approximately 54% voting power, on a fully diluted basis. As a result, until such time as their collective voting power is below 50%, our management team as a group of controlling shareholders have substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Management may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, concentration of ownership of our Series A Preferred Stock may discourage, prevent or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of our Preferred Stock may also be dilutive to the holders of Common Stock. As a result, the market price of our Common Stock could be adversely affected post Offering.

After giving effect to the sale of the maximum Shares in this Offering, shareholders who hold shares of our Series A Preferred Stock, including our executive officers and their affiliates, will hold approximately 60% of the voting power of our outstanding shares of our voting stock, on a fully diluted basis. Because of the twenty-to-one voting ratio between our Series A Preferred Stock and our Common Stock, the holders of our Series A Preferred Stock will collectively continue to control a majority of the combined voting power of our outstanding voting stock and therefore be able to control all matters submitted to our shareholders for approval, so long as the Series A Preferred Stock represents at least 4.762% of all outstanding shares of our voting stock.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could adversely impact our business. Any adverse determination in litigation could also subject us to significant liabilities.

Investors purchasing Shares of our Common Stock in this Offering will experience immediate and substantial dilution as a result of this Offering and future equity issuances.

If you purchase our Common Stock in this Offering, you will incur immediate and substantial dilution in the net tangible book value per Share of your Common Stock, because the price that you pay will be substantially greater than the net tangible book value per Share of the Shares you acquire. As a result, you will pay a price per Share that substantially exceeds the net tangible book value per Share of our tangible assets after subtracting our liabilities. The pro forma net tangible book value per share, calculated as of June 30, 2023 and after giving effect to the Offering (based on the initial public Offering price of $2.00 per Share and after deducting estimated offering expenses payable by us of $200,000), is $0.6326. Investors purchasing Shares our Common Stock in this Offering will experience an immediate and substantial dilution in net tangible book value per Share of $1.3674 based on the initial public Offering price of $2.00 per Share. In addition, if we issue additional equity securities in the future, investors purchasing Common Stock in this Offering will experience additional dilution. As a result of this dilution, investors purchasing stock in this Offering may receive significantly less than the purchase price paid in this Offering in the event of liquidation. See section titled, “Dilution.”

Sales of a substantial number of shares of our Common Stock in the public market by our existing stockholders could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

The Shares of Common Stock issued in this Offering will be freely tradable without restriction under the Securities Act, except for any shares of our Common Stock that may be held or acquired by our directors, executive officers and other affiliates, as that term is defined in the Securities Act, which will be restricted securities under the Securities Act. Restricted securities may not be sold in the public market unless the sale is registered under the Securities Act or an exemption from registration is available.

The current shareholders of our outstanding Common Stock, as of the date hereof (the “Original Shareholders”), will collectively hold approximately 68.4% of our outstanding Common Stock after giving effect to the sale of the maximum Shares in this Offering. The Original Shareholders have agreed subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for Common Stock, or that represent the right to receive shares of Common Stock during the period from the date of this Offering Circular continuing through the date 180 days after the date that the Offering Statement of which this Offering Circular forms a part is qualified by the Commission. See “PLAN OF DISTRIBUTION.”

We may in the future issue additional shares of our Common Stock or securities convertible or exercisable into such shares, any of which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation currently authorizes 50 million shares of Common Stock, with a par value of $0.00001 per share, and 10 million shares of blank check Preferred Stock, with a par value of $0.00001. The future issuance of all or part of our remaining authorized Common Stock, and/or the issuance of shares of Preferred Stock or other securities exercisable or convertible into shares of Common Stock could constitute a material portion of our then-outstanding shares of Common Stock and may result in substantial dilution in the ownership percentage of our then existing shareholders. We may also create a stock incentive plan in the future and the issuance of any shares or securities issuable in shares may also result in dilution. We may value any future equity issuance on an arbitrary basis. The issuance of equity securities for future services or acquisitions or other corporate actions may have the effect of diluting the value of the securities held by our investors. Additionally, shares of our Preferred Stock may be designated and issued with rights on liquidation, dissolution or with regard to dividends superior to those of our Common Stock.

We will be subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance if and when our shares of Common Stock will not be considered a “penny stock” because of its price or qualification for exemption from the Penny Stock Rule. In any event, even if our Common Stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares of Common Stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets, our industry or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our stock, or provide more favorable relative recommendations about our competitors, our stock price could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our management will have broad discretion over the use of the proceeds we receive in this Offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this Offering and you will be relying on their judgment regarding the application of these proceeds. Our management might not apply our net proceeds from this Offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this Offering for general corporate purposes, product development and commercialization expenses, regulatory expenses including FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market, tobacco and hemp plantings, intellectual property and machinery. Our management might not be able to yield a significant return, if any, on any investment or use of these net proceeds. You will not have the opportunity to influence the decision on how to use the net proceeds from this Offering.

Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock, if any, for any return on their investment.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our Common Stock, if any, will provide a return to investors in this Offering for the foreseeable future. See section titled, “Dividend Policy.”

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the corporate governance standards of the Sarbanes-Oxley Act of 2002, (the “Sarbanes-Oxley Act”). As a result, we will incur significant legal, accounting and other costs that we did not incur as a private company. These requirements will place a strain on our management, systems and resources and we will incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company. The Exchange Act will require us to file annual, semi-annual and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of stockholders. The Sarbanes-Oxley Act will require that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act requirements, significant resources and management oversight will be required. This may divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our Common Stock.

We also expect that it could be difficult and will be significantly more expensive to obtain directors’ and officers’ liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers. Advocacy efforts by stockholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs.

Special Risks for Investors Who Acquire More Than 20% of the Shares sold in the Offering.

Such investors May Be Subject to the Bad Actor Provisions of Rule 262 of Regulation A, Rule 262 pertains to investors (“covered persons”) who acquire more than twenty percent (20%) of the voting (equity) interests in companies seeking an exemption from securities registration under Regulation A. If such investors have been subject to certain “disqualifying events” (as defined by the SEC), they are required to either: (a) disclose such events to other investors (if they occurred before June 19, 2015); or (b) own less than twenty percent (20%) of the voting (equity) interests in the Company (if they occurred after June 19, 2015), and (c) and they may not participate in management or fund raising for the Company. Disqualifying events are broadly defined to include such things as criminal convictions, citations, cease and desist or other final orders issued by a court, state or federal regulatory agency related to financial matters, investors, securities violations, fraud, or misrepresentation.

Investors or other covered persons who do not wish to be subject to this requirement should: a) acquire less than twenty percent (20%) of the voting interests in the Company (or ensure that the interests they acquire are non-voting), and b) abstain from participating in management or fund- raising for the Company. Covered persons have a continuing obligation to disclose disqualifying events both: a) at the time they are admitted to the Company, and b) when such disqualifying event occurs (if later), for so long as they are participating in the Company. Failure to do so may cause the Company to lose its Regulation A securities exemption.

USE OF PROCEEDS

We are offering 2.5 million Shares of our Common Stock, at an offering price of $2.00 per Share, resulting in estimated net proceeds to us from this Offering, after deducting our estimated offering expenses payable by us of $200,000, of approximately $4.8 million. Although we do not currently have an underwriter, we may engage one for this Offering in the future. If we engage an underwriter, a portion of our proceeds will have to be used to pay the underwriter’s commissions, which we expect to be based on current industry standards for an underwriter conducting the same type of offering as this Offering.

We plan to use the net proceeds we receive from this Offering for the following purposes assuming we sell all of the Shares offered in this Offering:

●	approximately $1,400,000 or 29% for research, product development and initial commercialization expenses for the iBlend™ cigarette brand;

●	approximately $700,000 or 15% for regulatory expenses, including FDA costs related to filing premarket tobacco product applications (PMTAs) for the U.S. market;

●	approximately $750,000 or 16% for tobacco and hemp plantings and/or sourcing;

●	approximately $550,000 or 11% for intellectual property and maintenance/purchases of machinery; and

●	the balance to fund general and administrative and working capital.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change, and the expected use of net proceeds from this Offering could also change due to the nature of the tobacco and hemp industries – both being highly regulated with additional regulations continually being put into place. The amounts and timing of our actual expenditures, specifically with respect to regulatory expenses and commercialization expenses, which will greatly affect working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

If we sell all of the Shares offered in this Offering, we believe that the net proceeds of this Offering, together with our current resources, will allow us to fund our operations for at least the next 12 months. In the event we do not sell all of the Shares offered in this Offering, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when desired or needed and, if available, on terms acceptable to us.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, and our capitalization, as of June 30, 2023, as follows:

●	of the Company and its subsidiaries on an actual basis; and

●	of the Company and its subsidiaries on a pro forma as adjusted basis to give effect to the Offering of the maximum amount of Shares, at the price to the public of $2.00 per share, resulting in net proceeds to us of approximately $4.8 million, giving effect to the estimated offering expenses payable by us.

For more information, please see section titled, “Use of Proceeds” elsewhere in this Offering Circular. You should read this information in conjunction with our audited financial statements for the years ended December 31, 2021 and 2022 and the related notes thereto appearing elsewhere in this Offering Circular and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this Offering Circular.

	Actual	Pro Forma
	30-Jun-23	As Adjusted (1)
	(Unaudited)	(Unaudited)
Cash	$230,264	$5,030,264

Members’ (Deficit) Equity
Members’ contributions (172.6433 Founder Units issued and outstanding as of June 30, 2023)	$1,108,305	$-
Members’ contributions (23.1636 Class A Units issued and outstanding as of June 30, 2023)	375,263	-
Accumulated deficit	(438,690)	-
	$1,044,878	$-

Shareholders’ (Deficit) Equity
Common Stock par value $0.00001 (50 million shares authorized, 7.9 million shares issued and outstanding) (2)	$-	$79
Series A Preferred Stock par value $0.00001 (600 thousand shares authorized, 600 thousand shares issued and outstanding) (3)	-	6
Additional paid-in capital	-	5,844,793
	$-	$5,844,878

Total Capitalization	$1,044,878	$5,844,878

(1)	The “Pro Forma As Adjusted” column gives effect to the August 2023 Share Exchange between Cabbacis Inc and Cabbacis LLC, thus the presentation of the separate Members’ (Deficit) Equity and Shareholders’ (Deficit) Equity sections.

(2)	As of June 30, 2023, no common shares were authorized, issued or outstanding since Cabbacis Inc was formed on July 7, 2023.

(3)	The share information is pro forma as adjusted. As of June 30, 2023, no shares of Series A Preferred Stock were authorized, issued or outstanding since Cabbacis Inc was formed on July 7, 2023 and the Company did not designate the class of Series A Preferred Stock until August 2023. Following such designation, the Company issued 600,000 shares of Series A Preferred Stock, which may be converted by the holder into shares of Common Stock, on a one-to-one basis, at any time and from time to time at a conversion price equal to $0.01 per share.

NET TANGIBLE BOOK VALUE DILUTION

Dilution in net tangible book value per share to new investors is the amount by which the Offering price paid by the purchasers of the shares of Common Stock sold in this Offering exceeds the pro forma net tangible book value per share after this Offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of Common Stock and Preferred Stock deemed to be outstanding at that date.

The pro forma net tangible book value of our Common Stock and Preferred Stock as of June 30, 2023, was $577,139, or $0.10 per share. After giving the effect to the sale of 2,500,000 Shares of our Common Stock in this Offering at the price to the public of $2.00 per share and after deducting estimated offering expenses payable by us, the pro forma net tangible book value would be $5,377,139, or about $0.64 per share. This represents an immediate increase in net tangible book value of about $0.54 per share to existing stockholders and an immediate dilution of $1.37 per share to new investors purchasing Shares of Common Stock in this Offering. The following table illustrates this substantial and immediate per share dilution to new investors.

Assumed initial public offering price per share		$2.000
Pro forma net tangible book value per share before giving effect to this Offering	$0.10
Increase per unit attributable to the sale of Common Stock in this Offering (1)	0.54
Pro forma net tangible book value per share after giving effect to this Offering		0.64
Dilution per share to new investors (2)		$1.36

(1)	After deducting estimated expenses payable by us in this Offering.
(2)	Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to this Offering from the initial public Offering price per share paid by a new investor.

The following table sets forth, as of June 30, 2023, assuming the sale of 2,500,000 Shares of our Common Stock offered for sale in this Offering, the total number of shares previously issued and sold to existing stockholders and the total consideration paid for the foregoing. As the table shows, new investors purchasing 2,500,000 Shares of Common Stock will pay an average price per share substantially higher than the average price per share paid by our existing stockholders.

	Total Shares After Offering			Total Consideration		Price
	Number		Percent	Amount	Percent	Per Share
Existing stockholders	6,000,000	(1)	70.59%	$1,483,568	22.88%	$0.25
New investors	2,500,000		29.41%	5,000,000	77.12%	2.00
Total	8,500,000		100.00%	$6,483,568	100.00%

(1)	Represents the 6 million issued and outstanding shares held by the former limited liability members of Cabbacis LLC consisting of 5,400,000 shares of Common Stock and 600,000 shares of common stock underlying the 600,000 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible to Common Stock by the holder at any time and from time to time on a one-to-one basis and the conversion price of each share of Series A Preferred Stock shall equal $0.01.

DIVIDEND POLICY

Except as described in the following paragraph, we currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on its Common Stock. Any future determination to pay dividends to holders of Common Stock will be at the discretion of our Board of Directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in any outstanding debt agreements and other factors that our Board of Directors deems relevant. Our ability to pay dividends may also be restricted by our preferred equity securities or the terms of any future credit agreement or any future debt.

See Risk Factors — Risks Related to this Offering and Ownership of our Common Stock — “Because we do not intend to declare cash dividends on our shares of Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock, if any, for any return on their investment.”

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Markets, there is no assurance that our application will be approved. An application for quotation on the OTC Markets must be submitted by one or more market makers who:

●	are approved by FINRA;

●	who agree to sponsor the security; and
●	who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Markets.

In order for a security to be eligible for quotation by a market maker on the OTC Markets, the Company will be required to meet a ($0.01) bid price test, provide information based upon their reporting standard (SEC Reporting, Bank Reporting or International Reporting), and submit an annual OTC Markets Certification signed by our Chief Executive Officer or Chief Financial Officer.

We intend to cause a market maker to submit an application for quotation to the OTC Markets upon qualification of this Offering Circular. However, we can provide no assurance that our Common Stock will be traded on the OTC Markets or, if traded, that a public market will materialize.

Holders

As of the date hereof, there are eight holders of record of our Common Stock and eight holders of Series A Preferred Stock.

Reports

Upon qualification of this Offering Circular, the Company will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and unaudited semi-annual financial statements filed electronically with the SEC. All reports and information filed by the Company can be found at the SEC’s website, www.sec.gov.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC. VStock’s telephone number is (212) 828-8436.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular.

Overview

Cabbacis LLC is a federally-licensed tobacco product manufacturer and biotechnology company committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs) that are expected to assist in smoking less, as compared to conventional cigarettes, and facilitate switching smokers to less harmful products. Cabbacis LLC has not commercialized its products and is currently developing consumer products under the brand, iBlend™, which include tobacco containing approximately 90 to 95 percent less nicotine than conventional cigarette tobacco, and low-THC cannabis, commonly known as ‘hemp,’ which under the 2018 Farm Bill must contain no more than 0.3 percent THC, and is not intoxicating. The Company’s two products in development are cigarettes and vaporizer pods for oral electronic vaporizers.

Cabbacis LLC owns a worldwide patent portfolio including twenty-seven (27) issued patents and various pending patent applications across the United States, Europe, China, Japan, South Korea, Canada, Australia, New Zealand, Mexico, Brazil and other countries. The Cabbacis LLC patents and patent applications for cigarettes and vaporizer pods (both comprising blends of reduced-nicotine tobacco and hemp) are issued or filed in countries where nearly two-thirds of the world’s one billion plus cigarette smokers reside.

All comparisons below are related to Cabbacis, LLC. Separately, Cabbacis, Inc’s audited balance sheet is presented for July 31, 2023. Since the Company was formed on July 7, 2023, has not commenced operations, has nominal assets and liabilities, and only has incurred $10,935 of organizational costs (advanced by Cabbacis LLC), the Company has omitted the inclusion of a statement of operations and statement of cash flows.

Results of Operations

The following table and discussion present, for the periods indicated, a summary of revenue and expenses. The Company has incurred net losses since inception. Management anticipates this will continue in the immediate future as the Company continues to develop new products and advance its patent portfolio.

Period-to-Period Comparisons

For the Six Months Ending June 30, 2023 and June 30, 2022

	For the Six Months Ending June 30, 2023	For the Six Months Ending June 30, 2022
Revenue	$-	$-

Operating Expenses:
General and administrative	128,376	29,387
Research and development	33,766	6,681
Net Loss	$(162,142)	$(36,068)

Revenue

Total revenue for the six months ending June 30, 2023 was $0, consistent with the comparable period in 2022.

General and Administrative Expenses

General and Administrative Expenses increased $98,989 for the six months ending June 30, 2023 compared to the comparable period in 2022. The Company incurred increased professional fees pertaining to the preparation of financial statements, financial statement audit, consulting, and operating costs such as trade organization membership.

Research and Development Expenses

Research and development expenses increased $27,085 for the six months ending June 30, 2023 compared to the comparable period in 2022 driven by increased patent maintenance costs and compensation of the Company’s Research and Development Director, to whom the Company issued units in exchange for services.

For the Year Ending December 31, 2022 Compared to the Period from inception, January 13, 2021 to December 31, 2021

	For the Year Ending December 31, 2022	For the period from inception, January 13, 2021 to December 31, 2021
Revenue	$-	$-

Operating Expenses:
General and administrative	195,713	9,865
Research and development	23,660	47,310
Net Loss	$(219,373)	$(57,175)

Revenue

Total revenue for the year ending December 31, 2022 was $0, consistent with the prior period.

General and Administrative Expenses

General and administrative expenses increased by $185,848 in 2022, compared to the prior period. The change was largely driven by increased professional fees pertaining to the preparation of financial statements, financial statement audit, and the addition of its Chief Financial Officer, to whom the Company issued units in exchange for services.

Research and Development Expenses

Research and development expenses decreased by $23,650 in 2022, compared to the prior period, due to a decrease in equity-based compensation of its Research & Development Director. Not including such compensation, research and development expenses increased by $8,033 in 2022, compared to the prior period.

Liquidity and Capital Resources

The Company’s primary source of liquidity has been cash provided by financing activities, in the form of member contributions. Aside from patent expenditures, the Company’s primary requirements for liquidity are research and development, crop inventory, and professional services. The table and discussion below illustrate the ways the Company measures liquidity.

	June 30, 2023	December 31, 2022	December 31, 2021
Cash	$230,264	$200,647	$58,493
Working Capital	$321,022	$257,664	$45,741

To maintain liquidity and financial flexibility, the Company has adopted a target of maintaining one year of operating cash as of the date the year-end financial statements are available to be issued. The following items are considered when the Company determines the amount needed for one-year’s operating cash: the Company’s current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, funds necessary to maintain its patents and to prosecute its patent applications within one year after financial statements are available to be issued, and a reserve for unforeseen events.

The Company’s plan of operations for the 12-month period following the commencement of the proposed Offering includes drafting and filing with the FDA the Company’s Premarket Tobacco Product Application (PMTA) for its patented reduced-nicotine cigarettes, which upon authorization by the FDA will allow the Company to commercialize such reduced-nicotine cigarettes in the United States. This will include producing various batches of products and having these products tested at accredited laboratories for various analytes in the tobacco/hemp blend and in smoke produced therefrom. The Company also plans to supply various researchers with its reduced nicotine cigarettes for studies. During this 12-month period, the Company will also continue research and development activities and explore foreign markets for its products. Depending on various factors on a country-by-country basis such as each country’s hemp laws and regulations, import duties for tobacco leaf, as compared to that of finished cigarettes, the Company will further evaluate exporting its tobacco-hemp blends and partnering with manufacturers to produce the Company’s products in the same country or jurisdiction where they will be consumed versus exporting the Company’s finished cigarettes to each such country or jurisdiction. Out-licensing opportunities will also be evaluated. The Company identifying and partnering with manufacturers, joint venturers and distributors which add value, and/or out-licensing its rights to iBlend™ and/or its patents will be the keys to having international success with the iBlend™ cigarette brand. Further development of the Company’s reduced-nicotine vaporizer pods will also be carried out. Company management believes that the proceeds from the Offering will be sufficient to carry out the Company’s plan of operations for the 12-month period following the commencement of the proposed Offering. See below sections titled, “The Company’s iBlend™ Products in Development and their Competitive Advantages” and “Premarket Tobacco Product Applications (PMTAs).”

Summary of Cash Flows

The following tables and discussion summarize the Company’s cash flows from operating, investing and financing activities for the periods indicated.

Sources and Uses of Cash for the Six Months Ending June 30, 2023 and June 30, 2022

	For the Six Months Ending June 30, 2023	For the Six Months Ending June 30, 2022
Net cash used in operating activities	$(122,836)	$(48,023)
Net cash used in investing activities	(47,547)	(99,596)
Net cash provided by financing activities	200,000	186,900
Net increase in cash	$29,617	$39,281

Cash flows used in operations increased $74,813 for the six months ending June 30, 2023, compared to the prior period primarily related to the increase in general and administrative expense described above, partially offset by equity issued for services valued at $69,898. A decrease in patent acquisition cost accounted for the majority of the decrease of $52,049 cash used in investing activities for the six months ending June 30, 2023, compared to the prior period. Issuance of equity for cash increased $13,100 in the six months ending June 30 2023, compared to the prior period.

Sources and Uses of Cash For the Year Ending December 31, 2022 Compared to the Period from inception, January 13, 2021 to December 31, 2021

	For the Year Ending December 31, 2022	For the period from inception, January 13, 2021 to December 31, 2021
Net cash used in operating activities	$(226,741)	$(11,589)
Net cash used in investing activities	(132,111)	(186,277)
Net cash provided by financing activities	501,006	256,359
Net increase in cash	$142,154	$58,493

Cash flows used in operations increased $215,152 in 2022 compared to the prior period, primarily related to the increase in general and administrative expenses described above and investment of $84,798 in inventory. A decrease in patent acquisition cost in 2022 accounted for the majority of the $54,166 decrease of cash flows used in investing activities in 2022 compared to the prior period. The $244,647 increase in cash provided by financing activities in 2022 compared to the prior period was the result of increased equity contributions.

Contractual Obligations

The Company is engaged in a tobacco grower agreement in which the Company paid $12,500 to a third-party grower in July of 2023, will pay an additional $12,500 in August 2023, and will pay the final payment based on the weight of the cured flue-cured tobacco leaf that is accepted by the Company.

The Company is engaged in another tobacco grower agreement in which the Company will pay $2,000 within one year to a third-party grower for bulking up its tobacco seed.

Off-Balance Sheet Arrangements

None.

Post-Offering Taxation and Expenses

As a public company, we will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to incur additional annual expenses related to these steps and, among other things, additional directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees, and similar expenses.

Post-offering, Cabbacis LLC will be wholly-owned by Cabbacis Inc and thus Cabbacis Inc will responsible for taxes at the entity level. The Company does not expect to generate taxable income and incur tax expense in the immediate future.

Critical Accounting Policies

Basis of Presentation

The financial statements, starting on page F-1, are presented in accordance with Generally Accepted Accounting Principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Reclassification of Prior-Year Presentation

Certain prior-year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. An adjustment was made to the Balance Sheet and Statement of Cash Flows for the year ending December 31, 2021 to report patent and trademark costs separately. Patent costs are presented on a stand-alone basis and trademark costs are presented in other intangible assets.

Concentrations of Credit Risk

We maintain our cash in a bank deposit account, the balance of which at times may exceed federally insured limits. We continually monitor our banking relationship and have not experienced any losses in our account. We believe the Company is not exposed to any significant credit risk on cash.

Research and Development

Research and development costs are expensed when incurred. Research and development costs include costs related to growing plants, testing tobacco and hemp plant materials and tobacco products in development, and other technical activities to develop new products or make improvements to existing products.

Inventory

Inventory as of December 31, 2022 consisted of cured tobacco leaf that was received during December 2022. Inventory is valued at the lower of historical cost or net realizable value. Management analyzed historical cost and net realizable value. Management determined that historical cost was less than net realizable value. Write-offs were not required as of December 31, 2022.

Patent Costs

The Company capitalizes the legal fees associated with the filing and prosecution of patent applications. Abandoned patents without issued or pending descendants are written off. The Company will begin amortization of its patents when the Company commercializes the patents. Commercialization will be achieved either when the Company has systems, inventory and means of supply in place to accept customers or upon the Company out-licensing rights to its patent portfolio pursuant to a licensing agreement.

Other Intangible Assets

Intangible assets subject to amortization are reviewed for strategic importance and commercialization opportunity prior to expiration. If it is determined that the asset no longer supports the Company’s strategic objectives and/or will not be commercially viable prior to expiration, the asset is impaired. In addition, the Company will assess the expected future undiscounted cash flows for its intellectual property based on consideration of future market and economic conditions, competition, federal and state regulations, and licensing opportunities. If the carrying value of such assets are not recoverable, the carrying value will be reduced to fair value and record the difference as an impairment. The Company will begin amortization of other intangible assets upon commercialization.

Leases

The Company adopted ASC 842 Leases during the year ending December 31, 2022. Adoption did not impact retained earnings or cause restatement of prior financials. The Company determines if an arrangement is a lease at inception. The Company’s operating lease is included in operating lease right of use assets and current liabilities in the balance sheet ending December 31, 2022. The right of use asset represents the Company’s right to use an underlying asset for the lease term and the lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, we use the prime rate as of the lease commencement date.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

Financial assets and liabilities of the Company consist of cash, prepaid expenses and accrued expenses. As of December 31, 2022, the carrying values of these financial instruments approximated their fair values due to the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

At December 31, 2022, the Company did not identify any assets or liabilities that are required to be measured at fair value in accordance with ASC 825-10.

Earnings Per Unit

The Company calculates earnings per unit (“EPU”) as required by ASC 260, Earnings Per Share. Basic EPU is calculated by dividing the net income available to common members by the weighted average number of common units outstanding for the period, excluding common unit equivalents. Diluted EPU is computed by dividing the net income available to common members by the weighted average number of common units outstanding for the period, plus the weighted average number of dilutive common unit equivalents outstanding for the period determined using the treasury-stock method. For periods with a net loss, the dilutive common unit equivalents are excluded from the diluted EPU calculation. For the purposes of the EPU calculations, Founder Units and Class A Units are equivalent and both are included in the number of common units outstanding since neither Founder Units or Class A Units receive priority in distributions or liquidation.

Income Taxes

The Company reports its taxable income on the accrual basis of accounting and is treated as a partnership for federal and state income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their respective shares of the Company’s earnings. The Bipartisan Budget Act of 2015 allows the Internal Revenue Service to collect member taxes directly from the Company if an audit adjustment is found. In the event of the Company has to pay such taxes, the members’ capital accounts would be charged accordingly.

Management has determined that the Company does not have any uncertain tax positions as of December 31, 2022 or December 31, 2021. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by taxing authorities or that the Company or its members will not be subject to additional tax, penalties, and interest because of such challenge.

BUSINESS

Overview

Cabbacis Inc was incorporated in the State of Nevada on July 7, 2023. Cabbacis Inc operates through its wholly-owned subsidiary, Cabbacis LLC, a New York limited liability company organized on January 13, 2021 (“Cabbacis LLC”).

Cabbacis LLC is a federally-licensed tobacco product manufacturer and plant biotechnology company committed to developing and commercializing consumer acceptable Modified Risk Tobacco Products (MRTPs), which are expected to help smokers smoke fewer cigarettes and/or facilitate switching to less harmful tobacco products. Cabbacis LLC has not commercialized its products and is currently developing consumer products under the brand, iBlend™. The Company’s two types of products in development are cigarettes and vaporizer pods for oral electronic vaporizers. Our cigarettes include tobacco that contains about 90 to 95 percent less nicotine than leading U.S. brands, and our vaporizer pods contain low-nicotine tobacco. Hemp used in our products will be less than 0.3 percent THC.

Cabbacis LLC owns a worldwide patent portfolio including twenty-seven (27) issued patents and various pending patent applications across the United States, Europe, China, Japan, South Korea, Canada, Australia, New Zealand, Mexico, Brazil and other countries. The Cabbacis LLC patents and patent applications for cigarettes and vaporizer pods comprising blends of low nicotine tobacco and hemp are issued or pending in countries that comprise nearly two-thirds of the world’s population, and therefore include a significant portion of the world’s cigarette smoking population of more than one billion.

Unmet Need

According to the Centers of Disease Control and Prevention (CDC), there are about 28 million adult cigarette smokers in the United States. The most harmful way to consume nicotine, cigarette smoking, is responsible for the vast majority of the harm caused by tobacco use. Cigarette smoking is the leading cause of preventable disease, disability and death in the United States, according to the CDC, and is one of the world’s leading preventable causes of death and a major preventable risk factor of noncommunicable diseases like cancer, lung and heart diseases, according to the World Health Organization (WHO). The WHO reports that tobacco kills more than 8 million people each year worldwide. The CDC found that about half of adult cigarette smokers in the U.S. attempt to quit each year, but only about 7.5 percent are successful. Tobacco products that facilitate smoking less or switching to less harmful products and that smokers still enjoy will fulfil a large unmet need among smokers who cannot or will not quit tobacco and want to reduce their exposure.

Addressable Market and Competitors

According to WHO, there are more than 1 billion adult cigarette smokers worldwide, and according to the Centers for Disease Control (CDC) there are about 28 million adult smokers in the United States. The global, annual tobacco product market is estimated at more than $825 billion which includes the approximate $80 billion domestic market. Cigarettes account for approximately 85 to 90 percent of the tobacco market in both the United States and the world. According to Research and Markets, the annual global “smoking cessation and nicotine de-addiction product market,” which includes e-cigarettes, is more than $25 billion and is expected to rapidly grow over the next 10 years.

Major international cigarette competitors include Philip Morris International, China National Tobacco Corporation (monopoly in China), British American Tobacco, Japan Tobacco International and Imperial Brands. Domestic cigarette competitors include Philip Morris USA, Reynolds American, ITG Brands and Vector Group Ltd. There are also many regional and local tobacco companies around the world. 22nd Century Group, infinitesimally smaller than the above companies, is the only known company that currently markets a tobacco cigarette (VLN®) with at least 95 percent less nicotine content than the leading U.S. brands. Various other reduced-nicotine cigarettes such as Philip Morris’ Next brand and Vector Tobacco’s QUEST 3 brand have been sold but are not currently in the market. None of these cigarettes contained any hemp, which differentiates the Cabbacis products.

The Company’s iBlend™ Products in Development and their Competitive Advantages

Primary applications of the Company’s patented reduced-nicotine cigarettes and vaporizer pods in development are to assist smokers of highly-addictive conventional cigarettes to smoke less or transition to less harmful tobacco or nicotine products. We intend to use the iBlend™ trademark for both products. Another application is to assist co-users of tobacco smoking/vaping and marijuana smoking/vaping who require treatment for marijuana use disorder.

Dozens of research studies have been carried out on reduced-nicotine cigarettes without hemp which contain about 95 percent less nicotine, as compared to leading U.S. brands. The results demonstrate that subjects of those studies smoked fewer cigarettes per day, reduced their nicotine dependence and exposure, doubled their quit attempts and/or increased their number of smoke-free days. For example, see, Effect of Immediate vs Gradual Reduction in Nicotine Content of Cigarettes on Biomarkers of Smoke Exposure - A Randomized Clinical Trial 1, JAMA. 2018;4;320(9):880-891 and Randomized Trial of Reduced-Nicotine Standards for Cigarettes, N Engl J Med 2015; 373:1340-1349. 2

The Company’s competitive advantage is that its patented iBlend™ cigarettes comprise blends of reduced-nicotine tobacco and hemp. We believe adding hemp will improve their effectiveness in exposure studies, as compared to reduced-nicotine cigarettes without hemp, because we believe that non-THC cannabinoids such as CBD and CBG will further reduce withdrawal symptoms and/or cravings for highly-addictive conventional cigarettes. These features of the Company’s iBlend™ cigarettes are expected to better assist in smoking less and/or transitioning to less harmful tobacco products.

Increasing acceptability of reduced-nicotine cigarettes is important whether the smoker’s goal is to smoke less or transition to less harmful products since reduced-nicotine cigarettes extinguish the reinforcing effects of conventional cigarettes. We believe the presence of hemp in iBlend™ cigarettes will also improve product acceptability, increasing the likelihood that a smoker exclusively uses our cigarettes (and refrains from smoking highly-addictive conventional cigarettes). Therefore, we believe increasing acceptability is also likely to increase effectiveness, independent of other factors. Studies will be carried out with iBlend™ cigarettes to confirm improved withdrawal relief and/or improved acceptability of its products.

Premarket Tobacco Product Applications (PMTAs)

Before sales of the Company’s iBlend™ products may commence in the United States, we must file PMTAs with the FDA for our iBlend™ cigarettes and our iBlend™ vaporizer pods.

As outlined by the FDA, “A Premarket Tobacco Product Application (PMTA) can be submitted by any person for any new tobacco product seeking an FDA marketing order, under section 910(b) of the Federal Food, Drug, and Cosmetic (FD&C) Act. 3 A PMTA must provide scientific data that demonstrates a product is appropriate for the protection of public health. In order to reach such a decision and to authorize marketing, FDA considers (per section 910(c)(4)), among other things:

●	Risks and benefits to the population as a whole, including people who would use the proposed new tobacco product as well as nonusers;

●	Whether people who currently use any tobacco product would be more or less likely to stop using such products if the proposed new tobacco product were available

●	Whether people who currently do not use any tobacco products would be more or less likely to begin using tobacco products if the new product were available; and

●	The methods, facilities, and controls used to manufacture, process, and pack the new tobacco product.

In 2021, FDA finalized a final PMTA rule that describes the required content, format and review of PMTAs. For FDA to complete a substantive review of a PMTA, the application must include the information described in the final rule.” 4

[1]	See, https://jamanetwork.com/journals/jama/fullarticle/2698925

[2]	See, www.nejm.org/doi/full/10.1056/nejmsa1502403

[3]	See, Section 910 of the Federal Food, Drug, and Cosmetic Act - Application for Review of Certain Tobacco Products:

https://www.fda.gov/tobacco-products/rules-regulations-and-guidance/section-910-federal-food-drug-and-cosmetic-act-application-review-certain-tobacco-products

[4]	See, Premarket Tobacco Product Applications:

https://www.fda.gov/tobacco-products/market-and-distribute-tobacco-product/premarket-tobacco-product-applications

We anticipate filing a PMTA for our iBlend™ cigarettes in 2024. The timing for filing a PMTA for our iBlend™ vaporizer pods will depend on in part whether we (i) partner with a vaporizer manufacturer, other tobacco company, or other third party and/or (ii) obtain rights to our own vaporizer brand through a private label or joint venture agreement. Unrelated to us, the FDA has authorized two PMTAs for reduced nicotine cigarettes (one non-menthol and one menthol of the same brand, VLN®). 5

Upon the Company obtaining FDA authorization of its Premarket Tobacco Product Application (PMTA) for its reduced-nicotine tobacco cigarette containing hemp, iBlend™ will be relevant and differentiated among all other reduced-nicotine tobacco cigarettes sold in the U.S. due to blends of reduced-nicotine tobacco and hemp which are covered by claims in our patents.

FDA Announced Nicotine Cap

The Tobacco Control Act, enacted in 2009, granted the U.S. Food and Drug Administration (FDA) the authority to regulate all tobacco products. The FDA announced on June 21, 2022 that it plans to establish a rule to limit the nicotine content of all combustible tobacco cigarettes sold in the United States. The result would be that all cigarette brands must undergo a drastic nicotine reduction of approximately 95% to render all legal cigarettes minimally or non-addictive. 6

In the event the FDA finalizes and successfully implements this rule for “Reducing the addictiveness of cigarettes and other combusted tobacco products,” iBlend™ cigarettes, upon FDA authorization, could have much greater market potential in the United States, as cigarette smokers could only choose from among reduced-nicotine cigarettes. Upon such rule being implemented in the U.S. market, we believe a large percentage of conventional cigarette smokers would likely migrate to different tobacco-product categories with full-strength nicotine levels such as electronic cigarettes and oral electronic vaporizers.

Intellectual Property

Our international patent portfolio includes two significant patent families, 27 issued patents, and many pending patent applications across the United States, Europe, China, Japan, South Korea, Canada, Australia, New Zealand, Mexico, Brazil and other countries. One patent family covers cigarettes comprising blends of reduced-nicotine tobacco and hemp, and the second covers vaporizer pods (for oral electronic vaporizers) comprising blends of reduced-nicotine tobacco and hemp. These patented products in development are primarily for assisting in smoking less and/or facilitating smokers to switch to less harmful, smoke-free products such as the IQOS® tobacco heating product (i.e., vaporizer) or VUSE® e-cigarettes.

Cabbacis LLC has been granted 4 United States patents that cover cigarettes and vaporizer pods containing blends of reduced-nicotine tobacco and hemp: 10,878,717, 11,017,689, 10,777,091 and 10,973,255. Two other U.S. patents have been granted to Cabbacis LLC for other tobacco products. Although counted as only 1 of the 27 issued patents granted to Cabbacis LLC, European Patent No. EP4027814 issued on July 19, 2023 for our vaporizer pods is valid in Austria, Belgium, Bulgaria, Denmark, Estonia, Finland, France, Germany, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Portugal, Slovenia, Spain, Sweden, Switzerland and the United Kingdom. We believe our products in development are patented in the most important tobacco markets in the world including the United States, Europe and China. The Company’s worldwide patents all expire approximately between July 2038 and September 2040.

Mr. Pandolfino, our CEO and the inventor of all Company-owned patents and patent applications, assigned all such patents and patent applications on a worldwide basis to Cabbacis LLC on January 14, 2021. This patent assignment was recorded at the United States Patent and Trademark Office (USPTO) on January 21, 2021 on Reel/frame 054983/0681. Sughrue Mion, PLLC filed this assignment at the USPTO and has filed and prosecuted all patent applications since 2018.

We own U.S. federal trademark registrations and applications and foreign trademark registrations and applications, including the following marks referred to in this Offering Circular: “iBlend™,” “Cabbacis®” and our Company design logo which is at the very beginning this Offering Circular. All other trademarks or trade names referred to in this Offering Circular are the property of their respective owners.

[5]	See, FDA permits sale of two new reduced nicotine cigarettes through premarket tobacco product application pathway:

https://www.fda.gov/news-events/press-announcements/fda-permits-sale-two-new-reduced-nicotine-cigarettes-through-premarket-tobacco-product-application

[6]	See, FDA Announces Plans for Proposed Rule to Reduce Addictiveness of Cigarettes and Other Combusted Tobacco Products:

https://www.fda.gov/news-events/press-announcements/fda-announces-plans-proposed-rule-reduce-addictiveness-cigarettes-and-other-combusted-tobacco

Modified Risk Tobacco Products

Upon positive and sufficient data generated by the Company and/or independent researchers from studies, the Company plans to file a Modified Risk Tobacco Product (MRTP)7 application with the FDA first for its iBlend™ cigarettes and subsequently file a MRTP for its iBlend™ vaporizer pods. Independent researchers in the tobacco research space are generally eager to perform studies on potential MRTPs, and the Company believes this may be even more the case for our iBlend™ cigarettes since they are differentiated from other tobacco products by containing hemp.

The timing of such Company MRTP filings and the subsequent final decisions by the FDA of whether or not to grant a MRTP designation for either of our products in development is uncertain at this time and depends on many factors, including the timing and results of iBlend™ studies, the timing and potential authorization of our Premarket Tobacco Product Applications (PMTAs), and whether or not the FDA proceeds with a rule to limit the nicotine content of all combustible tobacco cigarettes sold in the U.S. In any event, the Company does not anticipate filing any MRTP applications before 2025. In December 2021, unrelated to the Company, the FDA authorized two MRTP applications for reduced-nicotine cigarettes (one non-menthol and one menthol of the same brand, VLN®). Commercial distribution in the United States commenced shortly thereafter.

Our CEO and VP of Research & Development have supplied various researchers with reduced-nicotine cigarettes for more than ten years directly and indirectly through the Nicotine Research Cigarette project of the National Institute on Drug Abuse (NIDA). These cigarettes include SPECTRUM® research cigarettes, which were designed by Mr. Pandolfino and Dr. Moynihan and are still purchased by NIDA to this day. The Company believes the results of studies using SPECTRUM® and other cigarettes comprising reduced-nicotine tobacco such as Vector Tobacco’s QUEST 3 brand have provided the scientific basis for the FDA’s proposed rule to reduce the addictiveness of cigarettes discussed above. SPECTRUM® research cigarettes are not made or owned by the Company and are unrelated to the Company.

As outlined by the FDA, “A Modified Risk Tobacco Product (MRTP) application can be submitted by any person for a proposed MRTP seeking an FDA modified risk order, under section 911 of the Federal Food, Drug, and Cosmetic (FD&C) Act. An order permitting the sale of an MRTP refers to a single specific product, not an entire class of tobacco products (e.g., all smokeless products). An MRTP application must demonstrate that the product will or is expected to benefit the health of the population as a whole.

By law, FDA must make MRTP applications available (except information regarding trade secrets or otherwise confidential, commercial information) for public comment and also refer MRTP applications to the Tobacco Product Scientific Advisory Committee (TPSAC).

In order to reach a decision to authorize marketing of a proposed MRTP, the FDA must consider under section 911(g)(4) of the Federal Food, Drug, and Cosmetic (FD&C) Act:

●	the relative health risks to individuals of the tobacco product that is the subject of the application;

●	the increased or decreased likelihood that existing users of tobacco products who would otherwise stop using such products will switch to the tobacco product that is the subject of the application;

●	the increased or decreased likelihood that persons who do not use tobacco products will start using the tobacco product that is the subject of the application;

●	the risks and benefits to persons from the use of the tobacco product that is the subject of the application as compared to the use of products for smoking cessation approved as medical products to treat nicotine dependence; and

●	comments, data, and information submitted by interested persons.” [8]

7	See, https://www.fda.gov/tobacco-products/advertising-and-promotion/modified-risk-tobacco-products

8	See, FDA Authorizes Marketing of Tobacco Products that Help Reduce Exposure to and Consumption of Nicotine for Smokers Who Use Them:

https://www.fda.gov/news-events/press-announcements/fda-authorizes-marketing-tobacco-products-help-reduce-exposure-and-consumption-nicotine-smokers-who

Government Regulations

There are various laws, regulations, rules and administrative practices in both the legal tobacco and hemp industries. As a (i) federally-licensed tobacco product manufacturer (Permit number TP-NY-20006 from the Alcohol and Tax and Trade Bureau (TTB) – a bureau under the U.S. Department of the Treasury), (ii) licensed New York State cigarette stamping agent, (iii) licensed New York State distributor of tobacco products (iv) and New York State licensed hemp grower, we are subject to various federal, state and local laws, regulations, rules and administrative practices affecting these licenses and our business and industry, and we must comply all such laws, regulations, rules and administrative practices. This includes filing various monthly and bi-monthly activity reports with federal and state authorities. We will also be required to comply with all laws, regulations, rules and administrative practices of governmental authorities and agencies in any jurisdiction which we will conduct activities in the future.

Product Development

We are carrying out product development activities for our iBlend™ cigarettes and iBlend™ vaporizer pods. See the sections above titled, “Premarket Tobacco Product Applications,” the “Company’s iBlend™ Products in Development and their Competitive Advantages,” and “Modified Risk Tobacco Products.”

Depending on the commercial acceptance and availability of VLN® (a cigarette brand unrelated to us and without any hemp, owned by 22nd Century Group, Inc., and the only commercially available tobacco cigarette in the United States with at least 95 percent less nicotine content, as compared to the leading U.S. brands) over the next 12 to 18 months from the date hereof, we may also develop and eventually market a reduced nicotine cigarette and/or vaporizer pods without hemp. We will closely monitor the commercial acceptance and availability of VLN® and we currently expect to only proceed with a reduced nicotine cigarette without hemp that has competitive advantages over VLN®.

Sales and Marketing Strategy

We are currently a development stage company. Upon the Company obtaining FDA authorization of its Premarket Tobacco Product Application (PMTA) for its iBlend™ cigarette brand, we intend to commence sales and marketing of iBlend™ in the United States. iBlend™ cigarettes will be sold into the traditional convenient store and smoke shop channels. Licenses are typically required by states and some municipalities for retailers to sell tobacco products. In store displays at these retail locations will be utilized. We also intend to use social media targeting adult smokers to the extent we are permitted to do so. In parallel with these Company efforts, joint venture partners will also be sought out by the Company to assist in these marketing efforts. Out-licensing rights to iBlend™ and/or the Company’s patent rights will also be evaluated. The Company expects to file a PMTA for its iBlend™ vaporizer pods with the FDA subsequently to its PMTA filing for its iBlend™ cigarette brand. Upon the Company obtaining FDA authorization of its PMTA for its iBlend™ vaporizer pods, we intend to commence sales and marketing of iBlend vaporizer pods in the United States and utilize a similar strategy as that of our iBlend™ cigarette brand.

Initial international distribution efforts for our iBlend™ cigarette brand are expected to commence in 2024 when our tobacco-hemp blend for iBlend™ is finalized, which we expect to be approximately the same time as the filing of our PMTA with FDA for the iBlend™ cigarette brand in the United States. Depending on various factors on a country-by-country basis such as each country’s hemp laws and regulations, import duties for tobacco leaf, as compared to finished cigarettes, we expect to either export our tobacco-hemp blends and have a manufacturer produce the products in the same country or jurisdiction where they will be consumed or we expect to export our finished cigarettes. The Company identifying and partnering with manufacturers, joint venturers and distributors which add value, and/or out-licensing our rights to iBlend™ and/or our patents will be the keys to having international success with our iBlend™ cigarette brand. Similar marketing strategies will be employed abroad as in the United States for iBlend™ where possible, and modifications will be made accordingly for local laws and regulations. As of the date hereof, we do not have any formal agreements regarding the international sales or marketing of our potential products.

Employees

As of the date hereof, we and our operating subsidiary, Cabbacis LLC, have approximately 3 persons working full-time. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

Description of Property

Our principal executive offices are located at 3193 Buffalo Avenue, Unit 1, Niagara Falls, New York 14303. We rent this space at the monthly rate of $534, under a two-year lease, which is set to expire on October 31, 2023; however, there are three, separate one-year options. The first one-year option extending the lease was exercised in July 2023.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, operating results or cash flows. However, lawsuits or any other legal or administrative proceeding, regardless of the outcome, may result in diversion of our resources, including our management’s time and attention.

MANAGEMENT

Set forth below is a list of names and ages, as of the date hereof, of our directors and executive officers, and a description of the business experience of each of them. Each director holds his or her office until he or she resigns or is removed and his or her successor is elected and qualified. Our executive officers are elected by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Joseph Pandolfino	55	Chief Executive Officer and Chairman of the Board
John (Jack) Manley, Jr.	66	Chief Financial Officer and Director
Michael Moynihan, PhD	70	Vice President of Research & Development and Director

Joseph Pandolfino – Chief Executive Officer

Mr. Pandolfino is the founder and President of Cabbacis LLC and Chief Executive Officer of Cabbacis Inc. He is the inventor of the Company’s patents and leads the strategic direction of Cabbacis. He is also the founder, and was the first CEO of 22nd Century Group, Inc. (Nasdaq: XXII), and led the process of 22nd Century becoming publicly traded in 2011 and the subsequent up-listing to the New York Stock Exchange in 2013. At 22nd Century, he led negotiations to successfully out-license the company’s technology to British American Tobacco. Mr. Pandolfino previously founded and was president of Alternative Cigarettes, Inc (AC), a company that developed the lowest nicotine-content tobacco variety ever commercialized. A plant variety protection (PVP) certificate was granted from the USDA for such tobacco variety, and AC spun out the technology, plant variety rights, and related patent rights to form 22nd Century Limited, a subsidiary of 22nd Century Group, Inc. He has more than 25 years’ experience in all aspects of the tobacco industry, including product development and marketing, and has more than 10 years’ experience in both plant biotechnology and cannabis. Mr. Pandolfino rang the Closing Bell at the New York Stock Exchange on October 16, 2014. He holds a Bachelor of Science in Business from Medaille College and an MBA in Business with a concentration in Corporate Finance from the University at Buffalo.

John (Jack) Manley, Jr. – Chief Financial Officer

Mr. Manley has served as Chief Financial Officer of Cabbacis LLC since December 1, 2022 and as Chief Financial Officer of Cabbacis Inc since its incorporation. He has been a Business Strategist, Consultant and Advisor at Blackrock Capital, LLC since 2005. During this period, he held various positions in the real estate, mortgage banking, retail, warehousing, logistics and health care industries as a CEO, COO and CFO and oftentimes played a shared role. He has also worked as an independent contractor as a “turnaround” specialist. Mr. Manley has over 30 years’ experience establishing, managing, restructuring, and selling privately held businesses. Having founded U.S. Appraisal and serving as CEO, he launched this regional real estate valuation services company into a national mortgage-industry leader. He is committed to operational fundamentals and controls, with Big Four auditing experience at Deloitte. Mr. Manley holds a BS in Accounting from Niagara University and is a Certified Public Accountant, licensed by the New York State Education Department.

Michael R. Moynihan, PhD – Vice President of Research & Development

Dr. Moynihan has served as Research & Development Director of Cabbacis LLC since August 16, 2021 and as Vice President of Research & Development of Cabbacis Inc since its incorporation. He oversees all research and development activities. He has more than 30 years’ experience in all aspects of plant biotechnology, ranging from molecular genetics to development of novel consumer products. Dr. Moynihan led R&D efforts at 22nd Century Group for 11 years, during which he played a major role in the development and production of Nicotine Research Cigarettes with different nicotine contents for the National Institute on Drug Abuse (NIDA). The Nicotine Research Cigarette series included cigarettes with nicotine concentrations ranging from higher than average to less than 5 percent of typical commercial cigarettes. Data from studies using these cigarettes, much of it funded by the National Institutes of Health and the Center for Tobacco Products of the Food and Drug Administration, provided the foundation for the authorization and sale of a reduced-nicotine brand as a Modified Risk Tobacco Product (MRTP) in the United States. Dr. Moynihan’s other professional experience includes serving as Director of Biotechnology Development at Fundación Chile, Senior Project Director at InterLink Biotechnologies LLC, Principal Scientist, Cell Biology at EniChem Americas Inc., Visiting Research Fellow at the Institute for Molecular and Cellular Biology, Osaka University, Postdoctoral Associate in the Section of Plant Biology, Cornell University, and Postdoctoral Associate at the Center for Agricultural Molecular Biology, Rutgers University. Dr. Moynihan holds an ScB in Biology from Brown University and an MA and PhD in Biology from Harvard University.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person:

(1)	filed, or had filed against him or her, a petition under the Federal bankruptcy laws or any state insolvency law, or has a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(2)	was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)	was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	any Federal or State securities or commodities law or regulation;

ii.	any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(8)	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Bad Actor Disqualification

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

Board of Directors and Board Committees

Following qualification of this Offering Circular, we intend to apply for quotation of our Common Stock on the OTCQB or OTCQX Marketplace of the OTC Markets by having a market maker file an application with FINRA for our Common Stock to be eligible for trading on the OTCQB or OTCQX Marketplace of the OTC Markets. We are not required to comply with the corporate governance rules of a national exchange, and instead may comply with less stringent corporate governance standards while listed on the OTCQB or OTCQX. The OTCQB and OTCQX does not require any of its members to establish any committees comprised of members of our Board of Directors, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Instead, the functions of those committees may be undertaken by the Board of Directors as a whole. Upon quotation of our Common Stock on the OTCQB or OTCQX, our securities would not be quoted on an exchange that has requirements that a majority of our board members be independent and we would not otherwise be subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we currently required to establish or maintain an Audit Committee or other committee of our Board of Directors. We intend to avail ourselves of the less stringent corporate governance standards while listed on the OTCQB or OTCQX.

Director Independence

We do not currently have any independent directors. We evaluate independence by the standards for director independence established by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. Our Board of Directors expects to elect independent directors sometime following the closing of this Offering.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors currently believes that our company is best served by combining the roles of Chairman of the Board and Chief Executive Officer. Our Board of Directors believes that as our founder and Chief Executive Officer, Joseph Pandolfino, is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading discussion and execution of strategy. Our independent directors will bring experience, oversight and expertise from outside our company, while our Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman and Chief Executive Officer is the best leadership structure for us at the current time as it promotes the efficient and effective development and execution of our strategy and facilitates information flow between management and our Board of Directors. The Board of Directors recognizes, however, that no single leadership model is right for all companies at all times. Accordingly, the Board of Directors intends to periodically review its leadership structure.

The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

We expect to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. Following qualification of this Offering Circular, the code of business conduct and ethics will be available at our website at www.cabbacis.com. We expect that any amendments to the code of business conduct and ethics, or any waivers of its requirement, will be disclosed on our website. The information contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this Offering Circular.

EXECUTIVE COMPENSATION

Executive Officer and Director Compensation

The Company has not compensated its officers or directors for their services in cash. However, Cabbacis LLC and the Company have provided and issued certain officers equity-based or health insurance related compensation as shown in the table below. We do we have any formal compensation agreements or arrangements in place other than to reimburse reasonable expenses incurred by its Directors when those expenses are directly related to such service.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the year ended December 31, 2022 and the six-month period ended June 30, 2023 in all capacities of Cabbacis LLC and Cabbacis Inc for the accounts of our executives.

Name & Position in Cabbacis Inc		Year	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings (S)	All Other Compensation ($)		Total ($)
Joseph Pandolfino		2023	-	-	-	-	-	-		-
CEO & Chairman	(1)	2022	-	-	-	-	-	8,941	(4)	8,941

John Manley, Jr.		2023	-	76,045	-	-	-	-		76,045
CFO & Director	(2)	2022	-	61,526	-	-	-	-		61,526

Micheal Moynihan, PhD		2023	-	25,935	-	-	-	-		25,935
VP of R&D & Director	(3)	2022	-	6,151	-	-	-	-		6,151

(1)	Mr. Pandolfino has served as (i) President of Cabbacis LLC since company inception in January 2021 and (ii) CEO of Cabbacis Inc since Company inception in July 2023. In these positions since January 2021, he has cumulatively received $8,941 in total compensation.

(2)	Mr. Manley has served as (i) CFO of Cabbacis LLC since November 2022 and (ii) CFO of Cabbacis Inc since Company inception in July 2023. In these positions since November 2022, he has cumulatively received $137,571 in total compensation.

(3)	Dr. Moynihan has served as (i) Director of R&D of Cabbacis LLC since June 25, 2021 and (ii) VP of R&D of Cabbacis Inc since Company inception in July 2023. In these positions since June 25, 2021, he has cumulatively received $32,086 in total compensation.

(4)	Represents payments made for Mr. Pandolfino’s health insurance premiums.

Narrative Disclosure to Summary Compensation Table

Other than set out in the above compensation table, there are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

Outstanding Equity Awards

As of the date hereof, there are no outstanding options of the Company.

IRS Code Section 162(m)

As a private company incorporated in 2023, in fiscal 2017 we were not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). In making future compensation decisions, the Board will consider the potential impact of Section 162(m), as recently amended by the Tax Cuts and Jobs Act of 2017. Section 162(m) applies to certain corporations, including corporations with publicly traded securities, and, generally, disallows the corporation from taking a tax deduction for individual compensation exceeding $1 million in any taxable year paid to the Chief Executive Officer, Chief Financial Officer and the next three mostly highly compensated officers (and those who have previously been covered by the Section 162(m) rules). As amended, Section 162(m) no longer provides an exception to the deductibility limitations for “performance-based” compensation, except for certain grandfathered arrangements under the transition rules. The Board, after considering the potential impact of the application of Section 162(m) and future guidance of the new rules, reserves the right to provide compensation to executive officers that may not be tax deductible if it believes providing that compensation is in the best interests of the Company and its stockholders. In addition, transition provisions under Section 162(m) for companies that become publicly-held through an initial public offering process may apply for a period of approximately three years following the consummation of our initial public offering (which is not guaranteed to occur) with respect to certain compensation arrangements that were entered into before such initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two completed fiscal years and the current fiscal year, we have engaged in certain related-party transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities.

The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the agreements (or forms of the agreements) have been filed as exhibits to the Offering Statement of which this Offering Circular is a part, and are available electronically on the website of the SEC at www.sec.gov.

The Company was engaged in a greenhouse service agreement in which a related-party service provider housed, maintained, inspected, and cared for plants which the Company used for research purposes. The Company provided the plants, plant care instructions, consumable planting materials and transportation of the plants. The initial term of this agreement was for a minimum of 3 months effective October 16, 2021 with automatic renewals for additional one-month periods on the fifteenth day of each month until canceled by either party. The agreement concluded on July 15, 2022. According to the agreement, property of the Company, including plants provided by Company, and seeds, leaf, progeny, and other materials derived from the plants, remained the sole property of Company. The Company recognized $3,600 of research & development related-party expense pertaining to this agreement in the year ending December 31, 2022 and $1,800 in the year ending December 31, 2021.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock, after the consummation of the Offering, for: (1) each holder of more than 5% of our Common Stock; (2) each of our directors and director nominees; (3) each Named Executive Officer; and (4) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of the date hereof. For purposes of computing the percentage of outstanding shares our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the date hereof are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless noted otherwise, subject to community property laws where applicable. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the business address of each person listed is in care of the Company at its corporate address in Niagara Falls, New York.

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Common Stock Beneficially Owned		Total Voting Power before the Offering (1)	Total Voting Power after the Offering (2)
Name of beneficial owner	Number	(%)	Number	(%)	(%)	(%)
Joseph Pandolfino	462,536	77.1%	4,162,829	77.1%	77.1%	67.4%
John Manley, Jr.	23,092	3.8%	207,831	3.8%	3.8%	3.4%
Michael Moynihan, PhD	53,311	8.9%	479,796	8.9%	8.9%	7.8%
Named Executive Officers Directors and Director Nominees as a group (3 persons)	538,939	89.8%	4,850,456	89.8%	89.8%	78.5%
Joseph Anderson	51,343	8.6%	462,084	8.6%	8.6%	7.5%

1.	Based on 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock. Since our Series A Preferred Stock votes on a 20 for 1 basis, this is based on a total of 17,400,000 shares of voting stock outstanding prior to the Offering.

2.	Based on 7,900,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock. Since our Series A Preferred Stock votes on a 20 for 1 basis, this is based on a total of 19,900,000 shares of voting stock outstanding after the Offering.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock, as they are expected to be in effect upon the closing of this Offering. Because this description is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Securities,” you should refer to our Certificate of Incorporation, as amended and our Bylaws, which are or will be included as exhibits to the Offering Statement relating to this Offering Circular, and to the applicable provisions of Nevada law.

Our current authorized capital stock consists of 50 million shares of Common Stock, par value $0.00001 per share, nine million four hundred thousand (9,400,000) shares of blank check preferred stock, par value $0.00001 per share, (the “Preferred Stock”) and six hundred thousand (600,000) shares of Series A Preferred Stock , par value $0.00001 per share (“Series A Preferred Stock”). As of the date hereof, there were 5.4 million shares of Common Stock issued and outstanding and 600,000 shares of Series A Preferred Stock issued and outstanding. All shares of our Common Stock and shares of Series A Preferred Stock currently outstanding are fully paid and non-assessable.

Voting Rights. Each share of Common Stock entitles the holder thereof to one (1) vote. Each share of Series A Preferred Stock entitles the holder thereof to twenty (20) votes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and the Bylaws. In the election of directors, and for any other action, voting need not be by ballot. The Bylaws may be adopted, amended or repealed at any time by the unanimous written consent of the Board of Directors. Each of our directors will be elected annually by our stockholders voting as a single class. Stock options will be reserved for employees and/or consultants of Cabbacis Inc and its affiliates.

Dividend Rights. Subject to preferences that may apply to shares of Preferred Stock outstanding at the time, the holders of outstanding shares our Common Stock are entitled to receive dividends out of assets legally available at the time if, as and when dividends are declared to be paid by our Board of Directors.

Preemptive Rights. Holders of our Common Stock are not entitled to preemptive rights and our Common Stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our Common Stock.

Rights upon Liquidation. Upon the liquidation, dissolution or winding-up of the Company, the holders of our Series A Preferred Stock and Common Stock are equally entitled to share pro-rata in all assets remaining after payment of all our debts and other liabilities and distributions to our preferred shareholders.

Conversion Rights. Our Common Stock is not convertible. However, our Series A Preferred Stock is convertible into that number of shares of Common stock as is determined by multiplying the number of Series A Preferred Stock sought to be converted by the conversion price, which is equal to $0.01 per share. Each holder of Series A Preferred Stock can convert their shares of Series A Preferred Stock at any time and from time to time.

DIVIDEND POLICY

No dividends have ever been paid on the Common Stock and the Company does not currently anticipate paying any cash or other dividends on the Common Stock. Future dividend policy will be determined by the Board of Directors of the Company in light of prevailing financial need and earnings, if any, of the Company and other relevant factors. Subscribers who anticipate the need for either immediate or future income in the form of cash dividends from an investment in the Company should not purchase the Securities offered hereby.

Anti-Takeover Effects of Provisions

Our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Appointment and Removal of Directors

Our Bylaws provide that the number of directors constituting our Board of Directors is set only by resolution adopted by a majority vote of our entire Board of Directors. Any vacancy on our Board of Directors, including a vacancy resulting from an increase in the number of directors, will be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock). These provisions restricting the filling of vacancies will prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. In addition, our Bylaws provide that a member of our Board of Directors may be removed from office by our stockholders only for cause and, in addition to any other vote required by law, upon the approval of not less than sixty-seven percent (67%) of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

Anti-Takeover Provisions

Nevada Revised Statutes

Acquisition of Controlling Interest Statutes. Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. If these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Combinations with Interested Stockholders Statutes. Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between the corporation and an “interested stockholder.” Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. We have not included any such provision in our Articles of Incorporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares of Common Stock issued upon the exercise of outstanding options and warrants in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering, we will have outstanding 7.9 million shares of our Common Stock, including the up to 2.5 million Shares of Common Stock that we are selling in this Offering. All of these shares of Common Stock will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Rule 144

In general, a person who has beneficially owned restricted shares our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in either case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this Offering Circular before selling shares pursuant to Rule 701.

Registration Rights

Upon the closing of this Offering, the holders of shares of our Common Stock, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of the Investor Rights Agreement between us and the holders of these shares, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF
OUR COMMON STOCK

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our Common Stock that is being issued pursuant to this Offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our Common Stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our Common Stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this Offering Circular. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our Common Stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our Common Stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our Common Stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an entity or arrangement treated as a partnership;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our Common Stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our Common Stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

●	a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

●	a Non-U.S. Holder holding our Common Stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

●	a Non-U.S. Holder that holds or receives our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

●	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively 5% or more of our outstanding Common Stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including stockholders of a controlled foreign corporation or passive foreign investment company that holds our Common Stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our Common Stock.

Distributions on Our Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to pay any cash dividends on our Common Stock. If we make distributions of cash or property (other than certain pro rata distributions of our Common Stock) with respect to our Common Stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Common Stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its Common Stock. Any remaining excess will be treated as gain from a disposition of our Common Stock subject to the tax treatment described below in “Dispositions of Our Common Stock.”

Distributions on our Common Stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our Common Stock.

Distributions on our Common Stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our Common Stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our Common Stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

●	the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our Common Stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our Common Stock at all times during the applicable period, provided that our Common Stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our Common Stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Federal Estate Tax

Our Common Stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding will not apply to payments of dividends on our Common Stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our Common Stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our Common Stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our Common Stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our Common Stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our Common Stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our Common Stock) and (ii) the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our Common Stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its Common Stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION

This Offering Circular is also part of an exemption under Regulation A that permits our officers and directors to sell the shares of the Offering directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any shares sold. After the qualification by the Commission and acceptance by those states where the Offering will occur, the officers and directors intend to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. Officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in our business startup as a possible investment, so long as we have provided notice filing in the jurisdiction where such communications have taken place. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Offering Expenses. We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses.

Although the Company has not retained a placement agent at this time, the Company reserves the right to do so in the future if it deems it in the best interest to do so

Exchange Listing

As of the date hereof, there is no trading market in our Common Stock, and we cannot assure you that a trading market will develop. Our Common Stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. We intend to apply for quotation on one of the tiers of the OTC Markets. There can be no assurance that such an application for quotation will be approved. This Offering is not conditioned upon our quotation on any tier of the OTC Markets.

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq, New York Stock Exchange or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange or Nasdaq-listed securities.

Pricing of the Offering

Prior to the Offering, there has been no public market for the shares. The initial public Offering price was determined by the Company’s management. The principal factors considered in determining the initial public offering price include:

●	the information set forth in this Offering Circular;

●	our history and prospects and the history of and prospects for the industry in which we compete;

●	the worldwide market for our potential products;

●	our past and present financial performance;

●	our prospects for future earnings and the present state of our development including our patent portfolio;

●	an assessment of our management including their experience in public companies;

●	the general condition of the securities markets at the time of this Offering;

●	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

●	other factors deemed relevant by us.

We intend to price the Offering prior to its qualification pursuant to Rule 253(b).

Investment Limitations if We Do Not Obtain a Listing on a National Securities Exchange

As set forth in Title IV of the JOBS Act, there would be no limits on how many shares an investor may purchase if this Offering results in a listing of our Common Stock on NASDAQ or other national securities exchange. However, our Common Stock will not be listed on NASDAQ upon the initial qualification of this Offering by the SEC.

Therefore, for individuals who are not accredited investors, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below under “Procedures for Subscribing” — “How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in this Offering. The only investors in this Offering exempt from this limitation are “accredited investors” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “— Procedures for Subscribing — How to Calculate Net Worth”);

(iii)	You are an executive officer or general partner of the issuer or a director, executive officer or general partner of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate on the Termination Date.

No Selling Securityholders

Neither our chief executive officer, Joseph Pandolfino, nor any other associated persons of Joseph, or any other person that is not associated with Joseph, will be selling securityholders in this Offering.

Procedures for Subscribing

Escrow Account: The Company reserves the right to undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to the Company in its sole discretion at any time, and without regard to meeting any particular contingency.

Investors are required to deposit their funds in an escrow account held at Bank of America; any such funds that the Company receives shall be held in escrow until the applicable closing of this Offering and then used to complete securities purchases, or returned if this Offering fails to close.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held at Bank of America; any such funds that the Company receives shall be held in escrow until the applicable closing of this Offering and then used to complete securities purchases, or returned if this Offering fails to close.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, non-accredited, natural persons may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The financial statements of Cabbacis Inc. as of July 31, 2023 and the financial statements of Cabbacis LLC as of December 31, 2022 and 2021 and for the years then ended appearing in this prospectus have been audited by Prager Metis CPA’s LLC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting. The financial statements of Cabbacis LLC for the Six Months Ending June 30, 2023 incorporated herein are not audited.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the Shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. You may also request copies of those documents, at no cost to you, by contacting us at the following mailing address:

Cabbacis Inc

7954 Transit Road, No. 316,

Williamsville, NY 14221

Attention: John Manley, Jr.

Phone Number: 716-320-5525

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS

Page
Audited Balance Sheet of Cabbacis Inc
Report of Independent Registered Public Accounting Firm (PCAOB No. 273)	F-2
Audited Balance Sheet of Cabbacis Inc as of July 31, 2023 (company inception was on July 7, 2023)	F-3
Notes to the Financial Statements	F-4 - F-6

Audited Financial Statements of Cabbacis LLC for the Year Ending December 31, 2022 and the Period from January 13, 2021 (inception) to December 31, 2021
Report of Independent Registered Public Accounting Firm (PCAOB No. 273)	F-7
Balance Sheets as of December 31, 2022 and 2021	F-8
Statements of Operations for the year ending December 31, 2022 and for the period from January 13, 2021 to December 31, 2021	F-9
Statements of Changes in Members’ Equity for the year ending December 31, 2022 and for the period from January 13, 2021 to December 31, 2021	F-10
Statements of Cash Flows for the year ending December 31, 2022 and for the period from January 13, 2021 to December 31, 2021	F-11
Notes to the Financial Statements	F-12 - F-17

Unaudited Financial Statements of Cabbacis LLC for the Six Months Ending June 30, 2023
Balance Sheets as of June 30, 2023 and December 31, 2022	F-19
Statements of Operations for the six months ending June 30, 2023 and 2022	F-20
Statements of Changes in Members’ Equity for the six months ending June 30, 2023 and 2022	F-21
Statements of Cash Flows for the six months ending June 30, 2023 and 2022	F-22
Notes to the Financial Statements	F-23 - F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Cabbacis Inc.

Opinion on the Financial Statement

We have audited the accompanying balance sheet of Cabbacis Inc. (the “Company”) as of July 31, 2023, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company as of July 31, 2023 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2023

Hackensack, New Jersey

September 1, 2023

CABBACIS INC

Balance Sheet

As of July 31, 2023

ASSETS
Current Assets:
Deferred offering costs	$25,000
Total Current Assets	25,000
Total Assets	$25,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$10,935
Due to related party	25,000
Total Current Liabilities	35,935
Total Liabilities	35,935

Shareholders’ Equity:
Common Stock par value $0.00001; (50 million shares authorized, 0 shares issued and outstanding)	-
Series A Preferred Stock par value $0.00001; (10 million shares authorized, 0 shares issued and outstanding)	-
Accumulated deficit	(10,935)
Total Shareholders’ Equity	(10,935)
Total Liabilities and Shareholders’ Equity	$25,000

The accompanying notes are an integral part of these financial statements.

CABBACIS INC

NOTES TO BALANCE SHEET

AS OF JULY 31, 2023

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cabbacis Inc (the “Company”) was incorporated in the State of Nevada on July 7, 2023 to facilitate a series of transactions to result in the Company raising up to $5 million of equity capital, Cabbacis Inc becoming a publicly-traded company, and Cabbacis LLC becoming a wholly-owned subsidiary of Cabbacis Inc. To effectuate this series of transactions, a stock offering in which the sale of up to 2.5 million shares of Common Stock of Cabbacis Inc will be sold to investors at $2.00 per share (the “Offering”).

On August 30, 2023, Cabbacis LLC, a development stage tobacco product manufacturer and plant biotechnology company, became a wholly-owned subsidiary of Cabbacis Inc through an agreement in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100 percent (100%) membership interest in Cabbacis LLC (the “Share Exchange”). Before the Share Exchange, Cabbacis LLC wholly-owned Cabbacis Inc, and following the Share Exchange, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc. Holders of Common Stock in Cabbacis Inc are entitled to one vote per share, and holders of Series A Preferred Stock in Cabbacis Inc are entitled to 20 votes per share.

Cabbacis LLC owns a wide range of issued patents and pending patent applications across the United States, Europe, China and multiple other countries pertaining to novel cigarettes and pods for oral electronic vaporizers. Cabbacis LLC has not commercialized its products which it is developing under the iBlend™ brand name, and its current focus is the development of cigarettes with blends of (i) tobacco that contains about 90 to 95 percent less nicotine than that of leading U.S. brands, and (ii) zero-THC/low-THC cannabis, which is commonly known as ‘hemp’ and is not intoxicating since it contains less than 0.3 percent THC.

The Company has presented a balance sheet as of July 31, 2023. The Company was formed on July 7, 2023 and since that date the Company has not commenced operations, has nominal assets and liabilities, and only has incurred $10,935 of organizational costs which have been expensed as incurred. Due to these circumstances the Company has omitted the inclusion of a statement of operation and statement of cash flows.

Liquidity

As a consolidated entity the Company does not anticipate product revenue within the one-year period after the Balance Sheet was available to be issued and therefore has planned for operating losses as it works toward commercialization. To maintain liquidity and financial flexibility, Cabbacis LLC has adopted a target of maintaining one year of operating cash as of the date financial statements are available to be issued. The following items are considered when the Company determines the amount needed for one-year’s operating cash for its wholly-owned, operating subsidiary, Cabbacis LLC: the current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, including operating costs, funds necessary to maintain patents and to prosecute patent applications of Cabbacis LLC, research and development costs, and a reserve for unforeseen events. The cash balance of Cabbacis LLC was $230,264 as of June 30, 2023. Approximately $32,000 was expended on inventory, website development, patents, trademarks, research and development and operating costs between July 1, 2023 and the date the financial statements were available to be issued. During that period, the members of Cabbacis LLC did not contribute any cash. Cabbacis LLC estimates total expenditures of approximately $375,000 for the one-year period after the financial statements were available to be issued. The President of Cabbacis LLC committed to funding any shortfall for this one-year period and has funded $175,000 on August 31, 2023.

CABBACIS INC

NOTES TO AUDITED BALANCE SHEET

AS OF JULY 31, 2023

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to the costs of the Offering. Prior to the completion of the Offering, the costs of the Offering are capitalized. These deferred Offering costs are charged to stockholders’ equity upon the completion of the Offering or to expense if the Offering is not completed.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

At July 31, 2023, the Company did not identify any assets or liabilities that are required to be measured at fair value in accordance with ASC 825-10.

Recently Adopted Accounting Standards

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it.

CABBACIS INC

NOTES TO AUDITED BALANCE SHEET

AS OF JULY 31, 2023

NOTE 3 – DEFERRED OFFERING COSTS

The Company incurred a $25,000 retainer fee to a law firm that is assisting Cabbacis Inc to become a publicly-traded company with Cabbacis LLC being a wholly-owned subsidiary of Cabbacis Inc. On behalf of Cabbacis Inc, Cabbacis LLC paid the $25,000 retainer fee. Cabbacis Inc owes Cabbacis LLC this $25,000 as of July 31, 2023. Upon Cabbacis Inc becoming a public company, this fee will be reclassed from current assets to equity, netted against the proceeds from the Offering.

NOTE 4 – DUE TO RELATED PARTY

The Company owes Cabbacis LLC $25,000 as of July 31, 2023, related to Cabbacis LLC’s payment of Offering costs on behalf of the Company. Offering costs are described in NOTE 3.

NOTE 5 – SUBSEQUENT EVENTS

Subsequent events were evaluated through September 1, 2023, which is the date the financial statements were available to be issued.

New Corporate Structure of Cabbacis Inc and Cabbacis LLC

On August 30, 2023, Cabbacis Inc entered into a Share Exchange Agreement with Cabbacis LLC in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100% membership interest in Cabbacis LLC (the “Share Exchange”). Before the Share Exchange, Cabbacis LLC wholly-owned Cabbacis Inc, and following the Share Exchange, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc. Holders of Common Stock in Cabbacis Inc are entitled to one vote per share, and holders of Series A Preferred Stock in Cabbacis Inc are entitled to 20 votes per share.

The Share Exchange will be accounted for as a recapitalization in which although Cabbacis Inc is the legal acquirer of Cabbacis LLC, Cabbacis LLC is the accounting acquirer since Cabbacis LLC is the operating company and is significantly larger with more assets than Cabbacis Inc. Post Share Exchange and Prior to the Offering, the previous members of Cabbacis LLC each hold the same equity position in Cabbacis Inc, as each member previously held in Cabbacis LLC, and due to Cabbacis Inc wholly owning Cabbacis LLC, the previous members of Cabbacis LLC essentially have the same ownership in Cabbacis LLC. In all future filings the assets, liabilities and results of operations of the Company will be the historical financial statements of Cabbacis LLC, and the Cabbacis Inc assets, liabilities and results of operations will be consolidated beginning on the date of the Share Exchange. No goodwill is to be recognized as a result of the Share Exchange.

In all future filings the assets, liabilities and results of operations of the Company will be the historical financial statements of Cabbacis LLC and the Cabbacis Inc. assets, liabilities and results of operations will be consolidated beginning on the date of the share exchange.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Cabbacis LLC.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Cabbacis LLC (the “Company”) as of December 31, 2022 and 2021, and the related statement of operations, changes in members’ equity, and cash flows for the year ended December 31, 2022 and for the period from inception January 13, 2021 to December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and for the period from inception January 13, 2021 to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2022

Hackensack, New Jersey

April 3, 2023

CABBACIS LLC
BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$200,647	$58,493
Inventory	84,798	-
Prepaid expenses	-	535
Total Current Assets	285,445	59,028

Operating lease right-of-use assets	5,276	-
Patent costs	391,453	274,982
Other intangible assets	32,729	15,138
Total Assets	$714,903	$349,148

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Operating lease obligation	$5,276	$-
Accrued expenses	22,505	13,287
Total Current Liabilities	27,781	13,287
Total Liabilities	27,781	13,287

Members’ Equity:
Members’ contributions (163.0911 and 129.8433 Founder Units issued and outstanding as of December 31, 2022 and December 31, 2021, respectively)	902,144	393,036
Members’ contributions (4.0000 and 0.0000 Class A Units issued and outstanding as of December 31, 2022 and December 31, 2021, respectively)	61,526	-
Accumulated deficit	(276,548)	(57,175)
Members’ Equity:	687,122	335,861
Total Liabilities and Members’ Equity	$714,903	$349,148

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC
STATEMENTS OF OPERATIONS

	For the Year Ending December 31, 2022	For the period from inception, January 13, 2021 to December 31, 2021
Revenue	$-	$-

Operating Expenses:
General and administrative	125,246	9,865
General and administrative – related party	70,467	-
Research and development	13,909	7,676
Research and development – related party	9,751	39,634
Total Operating Expenses	219,373	57,175

Loss from Operations	(219,373)	(57,175)
Net Loss	$(219,373)	$(57,175)

Loss per unit:
Basic	$(1,589.66)	$(539.38)
Diluted	(1,589.66)	(539.38)

Weighted average units outstanding:
Basic	138	106
Diluted	138	106

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC
STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Common Units				Total
	Number of Founder Units	Number of Class A Units	Amount	Accumulated Equity (Deficit)	Members’ Equity (Deficit)
Balance at January 13, 2021 (Inception)	-	-	$-	$-	$-
Issuance of Founder Units for services	11.8039		32,834		32,834
Issuance of Founder Units for cash proceeds	84.5443		256,359		256,359
Conversion of contributed patents to Founder Units	33.4951		103,843		103,843
Net Loss				(57,175)	(57,175)
Balance at December 31, 2021	129.8433	-	$393,036	$(57,175)	$335,861
Issuance of Founder Units for services	0.3999	-	6,151		6,151
Issuance of Class A Units for services		4.0000	61,526		61,526
Issuance of Founder Units for cash proceeds	32.7211		501,006		501,006
Conversion of contributed patents to Founder Units	0.1268		1,951		1,951
Net Loss				(219,373)	(219,373)
Balance at December 31, 2022	163.0911	4.0000	$963,670	$(276,548)	$687,122

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC
STATEMENTS OF CASH FLOWS

	For the Year Ending December 31, 2022	For the period from inception, January 13, 2021 to December 31, 2021
Cash flows from operating activities
Net loss	$(219,373)	$(57,175)

Adjustments to Reconcile Net Loss to Net Cash used in operating activities:
Issuance of units for services	67,677	32,834
Changes in operating assets and liabilities:
Inventory	(84,798)	-
Prepaid expenses	535	(535)
Accrued expenses	9,218	13,287
Net cash used in operating activities	(226,741)	(11,589)

Cash flows from investing activities:
Acquisition of patents	(114,520)	(171,139)
Acquisition of other intangible assets	(17,591)	(15,138)
Net cash used in investing activities	(132,111)	(186,277)

Cash flows from financing activities:
Issuance of units for cash proceeds	501,006	256,359
Net cash provided by financing activities	501,006	256,359
Net increase (decrease) in cash	142,154	58,493
Cash, beginning of period	58,493	-
Cash, end of period	$200,647	$58,493

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Non Cash Activity:
Patents contributed for Founder Units	$1,951	$103,843

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cabbacis LLC (the Company) was formed in the State of New York on January 13, 2021. The Company is a development stage, plant biotechnology company and federally-licensed manufacturer of tobacco products. It owns a wide range of issued patents and pending patent applications across multiple countries pertaining to very-low-nicotine cigarettes and pods for oral electronic vaporizers. The Company’s focus is the development of these tobacco products comprising blends of very-low-nicotine tobacco and zero-THC or very-low-THC cannabis, which is commonly known as ‘hemp’ and is not intoxicating.

Liquidity

As a consolidated entity the Company does not anticipate product revenue within the one-year period after the Balance Sheet was available to be issued and therefore has planned for operating losses as it works toward commercialization. To maintain liquidity and financial flexibility, Cabbacis Inc. has adopted a target of maintaining one year of operating cash as of the date financial statements are available to be issued. The following items are considered when the Company determines the amount needed for one-year’s operating cash for its wholly-owned, operating subsidiary, Cabbacis LLC: the current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, including operating costs, funds necessary to maintain patents and to prosecute patent applications of Cabbacis LLC, research and development costs, a reserve for unforeseen events, and operating cost for Cabbacis Inc. The cash balance of Cabbacis LLC was $230,264 as of June 30, 2023. Approximately $32,000 was expended on inventory, website development, patents, trademarks, research and development and operating costs between July 1, 2023 and the date the financial statements were available to be issued. During that period, the members of Cabbacis LLC did not contribute any cash. Cabbacis Inc estimates total expenditures of approximately $375,000 for the one-year period after the financial statements were available to be issued. The President of Cabbacis Inc committed to funding any shortfall for this one-year period if transactions anticipated above are delayed.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Reclassification of Prior-Year Presentation

Certain prior-year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations. An adjustment was made to the Balance Sheet and Statement of Cash Flows for the year ending December 31, 2021 to report patent and trademark costs separately. Patent costs are presented on a stand-alone basis and trademark costs are presented in other intangible assets.

Concentrations of Credit Risk

We maintain our cash in a bank deposit account, the balance of which at times may exceed federally insured limits. We continually monitor our banking relationship and have not experienced any losses in our account. We believe the Company is not exposed to any significant credit risk on cash.

Research and Development

Research and development costs are expensed when incurred. Research and development costs include costs related to growing plants, testing tobacco and hemp plant materials and tobacco products in development, and other technical activities to develop new products or make improvements to existing products.

Inventory

Inventory as of December 31, 2022 consisted of cured tobacco leaf that was received during December 2022. Inventory is valued at the lower of historical cost or net realizable value. Management analyzed historical cost and net realizable value. Management determined that historical cost was less than net realizable value. Write-offs were not required as of December 31, 2022.

Patent Costs

The Company capitalizes the legal fees associated with the filing and prosecution of patent applications. Abandoned patents without issued or pending descendants are written off. The Company will begin amortization of its patents when the Company commercializes the patents. Commercialization will be achieved either when the Company has systems, inventory and means of supply in place to accept customers or upon the Company out-licensing rights to its patent portfolio pursuant to a licensing agreement.

Other Intangible Assets

Intangible assets subject to amortization are reviewed for strategic importance and commercialization opportunity prior to expiration. If it is determined that the asset no longer supports the Company’s strategic objectives and/or will not be commercially viable prior to expiration, the asset is impaired. In addition, the Company will assess the expected future undiscounted cash flows for its intellectual property based on consideration of future market and economic conditions, competition, federal and state regulations, and licensing opportunities. If the carrying value of such assets are not recoverable, the carrying value will be reduced to fair value and record the difference as an impairment. The Company will begin amortization of other intangible assets upon commercialization.

Leases

The Company adopted ASC 842 Leases during the year ending December 31, 2022. Adoption did not impact retained earnings or cause restatement of prior financials. The Company determines if an arrangement is a lease at inception. The Company’s operating lease is included in operating lease right of use assets and current liabilities in the balance sheet ending December 31, 2022. The right of use asset represents the Company’s right to use an underlying asset for the lease term and the lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, we use the prime rate as of the lease commencement date.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

Financial assets and liabilities of the Company consist of cash, prepaid expenses and accrued expenses. As of December 31, 2022, the carrying values of these financial instruments approximated their fair values due to the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

At December 31, 2022, the Company did not identify any assets or liabilities that are required to be measured at fair value in accordance with ASC 825-10.

Earnings Per Unit

The Company calculates earnings per unit (“EPU”) as required by ASC 260, Earnings Per Share. Basic EPU is calculated by dividing the net income available to common members by the weighted average number of common units outstanding for the period, excluding common unit equivalents. Diluted EPU is computed by dividing the net income available to common members by the weighted average number of common units outstanding for the period, plus the weighted average number of dilutive common unit equivalents outstanding for the period determined using the treasury-stock method. For periods with a net loss, the dilutive common unit equivalents are excluded from the diluted EPU calculation. For the purposes of the EPU calculations, Founder Units and Class A Units are equivalent and both are included in the number of common units outstanding since neither Founder Units or Class A Units receive priority in distributions or liquidation.

Income Taxes

The Company reports its taxable income on the accrual basis of accounting and is treated as a partnership for federal and state income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their respective shares of the Company’s earnings. The Bipartisan Budget Act of 2015 allows the Internal Revenue Service to collect member taxes directly from the Company if an audit adjustment is found. In the event of the Company has to pay such taxes, the members’ capital accounts would be charged accordingly.

Management has determined that the Company does not have any uncertain tax positions as of December 31, 2022 or December 31, 2021. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by taxing authorities or that the Company or its members will not be subject to additional tax, penalties, and interest because of such challenge.

Recently Adopted Accounting Standards

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company adopted ASC 842 during the year ending December 31, 2022. Financial statement impact is discussed in NOTES 2 and 6.

NOTE 3 – INVENTORY

Inventory at December 31, 2022 consisted of cured tobacco leaf.

NOTE 4 – PATENT COSTS

The Company’s worldwide patents and patent applications for reduced-nicotine cigarettes and pods for oral electronic vaporizers (both comprising blends of very-low-nicotine tobacco and hemp) are issued or filed in countries where about two-thirds of the world’s approximate one billion cigarette smokers reside. The Company’s patented products in development are to facilitate smokers to smoke less or switch to less harmful smoke-free products such as tobacco heating products or e-cigarettes. Prior to formation of the Company, the President held these patents and patent applications personally. On January 14, 2021, the President assigned all subject patents and patent applications to the Company. This worldwide assignment, totaling $105,794, was recorded at the U.S. Patent and Trademark Office, and was accounted for as contributed capital at the cost of the legal fees incurred by the President to file and prosecute the patent applications. The Company allocated $1,343 during the year ending December 31, 2022 and $5,816 during the year ending December 31, 2021 to research and development expenses related to patent applications that were abandoned by the Company. Patents were not amortized in 2022 or 2021. Commercialization of the Company’s patents is anticipated by 2025.

NOTE 5 – OTHER INTANGIBLE ASSETS

Like its patent portfolio, the Company’s trademark applications are recorded at the cost of the legal fees to file and prosecute these applications. Trademarks were not amortized in 2022 or 2021. The Company capitalized website development and logo design costs during the year ending December 31, 2022. Other intangible assets at December 31, 2022 and December 31, 2021 consisted of the following:

	December 31, 2022	December 31, 2021
Trademarks	$23,729	$15,138
Website Development	5,000	-
Logo Design	4,000	-
Total	$32,729	$15,138

NOTE 6 – COMMITMENTS

Manufacturing Space Lease

The Company leases manufacturing space in Niagara Falls, New York. The lease term is October 7, 2021 thru October 31, 2023 with three separate one-year options to renew under the same terms. The leased space is an enclosed portion of a larger building. Lease expense in 2022 and 2021 totaled $6,408 and $1,068, respectively. As per recently adopted ASC 842, the balance sheet for the year ending December 31, 2022 contains a right of use asset and lease liability pertaining to this operating lease. Future minimum lease payments as of December 31, 2022 total $5,340 for the period January thru October 2023.

Greenhouse Services Agreement

The Company was engaged in a greenhouse service agreement in which a related-party service provider housed, maintained, inspected, and cared for plants which the Company used for research purposes. The Company provided the plants, plant care instructions, consumable planting materials and transportation of the plants. The initial term of this agreement was for a minimum of 3 months effective October 16, 2021 with automatic renewals for additional one-month periods on the fifteenth day of each month until canceled by either party. The agreement concluded on July 15, 2022. According to the agreement, property of the Company, including plants provided by Company, and seeds, leaf, progeny, and other materials derived from the plants, remained the sole property of Company. The Company recognized $3,600 of research & development related-party expense pertaining to this agreement in the year ending December 31, 2022 and $1,800 in the year ending December 31, 2021.

Tobacco Production Agreement

Effective March 23, 2022, a one-year agreement required a tobacco farmer to produce and plant tobacco transplants from seed provided by the Company and then harvest and flue-cure the tobacco leaf. The cost to the Company is $5 per pound on tobacco accepted by the Company and delivered to the Company. The crop cost the Company $83,590 which included all activities from seed to leaf. The flue-cured tobacco was delivered by the tobacco farmer in December 2022.

Logo and Website Development Agreement

A service provider created and finalized the Company website, www.cabbacis.com, and a Company logo in 2022. The Company incurred costs of $5,000 for the website and $4,000 for the logo.

NOTE 7 – MEMBERS’ EQUITY

Under the Company’s original Operating Agreement, the Company issued one class of members’ equity in 2021 thru August of 2022. On September 2, 2022, the Company members amended and restated the Company’s Operating Agreement (the “Amended and Restated Operating Agreement”). The changes included that the Company’s business is managed by Managers (and not the Members) and the capital structure of the Company provides for two classes of membership interests consisting of Founder Membership Interests and Class A Membership Interests. The Founder Units are issued to the Founder Members. Additional members are admitted as Class A Members and are issued Class A Units. For voting rights and actions by vote of the members, the Founder Units shall be voting units with Founder Units having ten votes per Founder Unit. Class A Units shall be voting units with Class A Units having one vote per Class A Unit. Except for four Class A Units issued in November 2022, all other units issued during the years ending December 31, 2022 and December 31, 2021, are Founder Units. Since the State of New York didn’t actually file the amendment to the Company’s articles of organization, whereby the two classes of membership interests were created, until September 7, 2022, the Company members changed the effective date of the Amended and Restated Operating Agreement to September 7, 2022. The Company has the right to make distributions of cash and property to the members on a pro rata basis in proportion to each member’s respective percentage membership interest. Pursuant to the terms of the Amended and Restated Operating Agreement, Founder Membership Interests and Class A Membership Interests receive equal distributions and allocations of Net Income and Net Loss of the Company. The timing and amount of distributions will be determined by the members in accordance with New York Limited Liability Company Law.

Conversion of Contributed Patents to Units

During the year ending December 31, 2022, the Company issued 0.1268 Founder Units to the President for contributed patents costing $1,951. During the year ending December 31, 2021, the Company issued 33.4951 Founder Units to the President for contributed patents costing $103,843.

Issuance of Units for Services

During the year ending December 31, 2021, the Company issued 11.8039 Founder Units, valued at $32,834, to the R&D Director for services rendered. During the year ending December 31, 2022, the Company issued 4.0000 Class A Units, valued at $61,526, to the Chief Financial Officer for services rendered. These values were based on the number of units issued for cash proceeds in prior cash contributions.

Issuance of Units for Cash Proceeds

The Company issued 32.7211 units for cash proceeds of $501,006 and 84.5443 units for cash proceeds of $256,359 during the years ending December 31, 2022 and December 31, 2021, respectively.

NOTE 8 – RELATED PARTIES

During the year ending 2022, the Company issued its Chief Financial Officer 4 Class A Units valued at $61,526 for services rendered and its R&D Director 0.3999 Founder Unit valued at $6,151 for services rendered. During the year ending December 31, 2021, the Company compensated the R&D Director for services rendered as follows: $5,000 cash payment to Long Earth Partners, LLC, the R&D Director’s single member limited liability company, and issued the R&D Director 11.8039 Founder Units, valued at $32,834, as detailed in NOTE 7.

The Company paid $3,600 and $1,800 during the years ending December 31, 2022 and December 31, 2021, respectively, to the daughter of the R&D Director, who was the greenhouse services provider, referred to in NOTE 6.

NOTE 9 – LICENSES

The Company was issued the following governmental licenses:

Agency	Description	Effective Date	Expiration Date	Purpose
Department of Treasury – Alcohol and Tobacco Tax and Trade Bureau	Federal Tobacco License	February 8, 2022	No expiration date	Manufacture tobacco products

State of New York Department of Agriculture and Markets	Hemp Research License	May 23, 2022	May 23, 2025	Grow, possess, and experiment with hemp

New York State Department of Taxation and Finance	Appointment of Distributor of Tobacco Products	May 31, 2022	No expiration date	Take possession of tobacco to make cigarettes and pods. Also, to sell non-cigarette tobacco products to wholesalers (e.g., pods)

New York State Department of Taxation and Finance	License of Cigarette Stamping Agent	September 27, 2022	No expiration date	Take possession of and sell cigarettes

NOTE 10 – SUBSEQUENT EVENTS

Subsequent events were evaluated through March 27, 2023, which is the date the financial statements were available to be issued.

Option and Material Transfer Agreement

On March 7, 2023, the Company entered into an Option and Material Transfer Agreement (“Agreement”) with a major university for a novel very-low-nicotine plant line. The Company agreed to pay the university a nonrefundable option fee of $15,000 within thirty days of the effective date. The Agreement allows the Company to exercise an option to enter into a royalty-bearing license agreement at any time over the 2-year term. During the term, the Company is responsible for the payment of all fees and costs of any patent applications that may be filed by the university. The university has transferred seed of the very-low-nicotine plant line to the Company and the Company provided this seed to a tobacco farmer for its 2023 tobacco crop.

Commitments

Tobacco Production Agreement

Effective March 6, 2023, a one-year agreement required a tobacco farmer to produce and plant tobacco transplants from seed provided by the Company and then harvest and flue-cure the tobacco leaf. The cost to the Company is $4.30 per pound on tobacco accepted by the Company and delivered to the Company, and the total amount to be paid by the Company is not expected to exceed $60,000.

New Company Member

On March 13, 2023, the Company members admitted a new member to the Company and the Company issued him Class A Units in exchange for $250,000 of machinery that produces and packages its Very-Low-Nicotine Cigarettes. The new member had the machinery delivered and set up at the Company’s manufacturing space in Niagara Falls, New York.

Members’ Equity

Since January 1, 2023, members made contributions of $200,000. On March 17, 2023, membership units were issued at a price per unit fifty percent greater than the previous capital contributions that occurred in 2022. Class A Units were issued to Class A Members and Founder Units were issued to Founder Members.

CABBACIS LLC

Financial Statements

June 30, 2023 and 2022

CABBACIS LLC

BALANCE SHEETS

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$230,264	$200,647
Inventory	89,934	84,798
Grower Deposits	13,500	-
Due from related party	25,000	-
Total Current Assets	358,698	285,445

Property and equipment	253,990	-
Operating lease right-of-use assets	2,127	5,276
Patent costs	415,635	391,453
Other intangible assets	52,104	32,729
Total Assets	$1,082,554	$714,903

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities:
Operating lease obligation	$2,127	$5,276
Accrued expenses	35,549	22,505
Total Current Liabilities	37,676	27,781
Total Liabilities	37,676	27,781

Members’ Equity:
Members’ contributions (172.6433 and 163.0911 Founder Units issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	1,108,305	902,144
Members’ contributions (23.1636 and 4.0000 Class A Units issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	375,263	61,526
Accumulated deficit	(438,690)	(276,548)
Members’ Equity:	1,044,878	687,122
Total Liabilities and Members’ Equity	$1,082,554	$714,903

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Six Months Ending
	June 30, 2023	June 30, 2022

Revenue	$-	$-

Operating Expenses:
General and administrative	119,021	24,407
General and administrative - related party	9,355	4,980
Research and development	7,831	6,681
Research and development - related party	25,935	-
Total Operating Expenses	162,142	36,068

Loss from Operations	(162,142)	(36,068)

Net Loss	$(162,142)	$(36,068)

Loss per unit:
Basic	$(881.21)	$(273.24)
Diluted	(881.21)	(273.24)

Weighted average units outstanding:
Basic	184	132
Diluted	184	132

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(Unaudited)

	Common Units				Total
	Number of Founder Units	Number of Class A Units	Amount	Accumulated Equity (Deficit)	Members’ Equity (Deficit)
Balance at January 1, 2023	163.0911	4.0000	$963,670	$(276,548)	$687,122
Issuance of Founder Units for services	1.8503	-	28,460		28,460
Issuance of Class A Units for services	-	1.9440	41,438		41,438
Issuance of Founder Units for cash proceeds	7.7019	-	177,702		177,702
Issuance of Class A Units for cash proceeds	-	0.9664	22,298		22,298
Issuance of Class A Units for equipment	-	16.2532	250,000		250,000
Net Loss				(162,142)	(162,142)
Balance at June 30, 2023	172.6433	23.1636	$1,483,568	$(438,690)	$1,044,878

	Common Units				Total
	Number of Founder Units	Number of Class A Units	Amount	Accumulated Equity (Deficit)	Members’ Equity (Deficit)
Balance at January 1, 2022	129.8433	-	$393,036	$(57,175)	$335,861
Issuance of Founder Units for cash proceeds	12.3002	-	186,900		186,900
Conversion of contributed patents to Founder Units	0.1268	-	1,951		1,951
Net Loss				(36,068)	(36,068)
Balance at June 30, 2022	142.2703	-	$581,887	$(93,243)	$488,644

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ending
	June 30, 2023	June 30, 2022

Cash flows from operating activities
Net loss	$(162,142)	$(36,068)

Adjustments to Reconcile Net Loss to Net Cash used in operating activities:
Issuance of units for services	69,898	-
Changes in operating assets and liabilities:
Inventory	(5,135)	-
Prepaid expenses		(25,981)
Grower deposits	(13,500)	(16,208)
Due from related party	(25,000)	-
Accrued expenses	13,043	30,234
Net cash used in operating activities	(122,836)	(48,023)

Cash flows from investing activities:
Acquisition of property and equipment	(3,990)	-
Acquisition of patents	(24,182)	(93,781)
Acquisition of other intangible assets	(19,375)	(5,815)
Net cash used in investing activities	(47,547)	(99,596)

Cash flows from financing activities:
Issuance of units for cash proceeds	200,000	186,900
Net cash provided by financing activities	200,000	186,900

Net increase in cash	29,617	39,281
Cash, beginning of period	200,647	58,493
Cash, end of period	$230,264	$97,774

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-
Non Cash Activity:
Equipment Contributed for Class A Units	$250,000	$-
Patents contributed for Founder Units	$-	$1,951

The accompanying notes are an integral part of these financial statements.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Cabbacis LLC (the “Company” or “Cabbacis”) is a development stage tobacco product manufacturer and plant biotechnology company. It owns a wide range of issued patents and pending patent applications across the United States, Europe, China and multiple other countries pertaining to novel cigarettes and pods for oral electronic vaporizers. Cabbacis has not commercialized its products which it is developing under the iBlend™ brand name. The Company’s current focus is the development of reduced-nicotine cigarettes with blends of (i) tobacco that contains about 90 to 95 percent less nicotine than that of leading U.S. brands, and (ii) zero-THC/low-THC cannabis, which is commonly known as ‘hemp’ and is not intoxicating since it contains less than 0.3 percent THC.

Liquidity

The Company does not anticipate product revenue within the one-year period after the financial statements were available to be issued and therefore has planned for operating losses as it works toward commercialization. To maintain liquidity and financial flexibility, the Company has adopted a target of maintaining one year of operating cash as of the date financial statements are available to be issued. The following items are considered when the Company determines the amount needed for one-year’s operating cash: the Company’s current financial condition as of the date its financial statements are available to be issued, conditional and unconditional obligations due or anticipated within one year after the date the financial statements are available to be issued, including operating costs, funds necessary to maintain its patents and to prosecute its patent applications, research and development costs, and a reserve for unforeseen events. The Company’s cash balance was $230,264 as of June 30, 2023. The Company expended approximately $32,000 on inventory, website development, patents, trademarks, research and development and operating costs between July 1, 2023 and the date the financial statements were available to be issued. During that period, Company members did not contribute any cash to the Company. The Company estimates total expenditures of approximately $375,000 for the one-year period after the financial statements were available to be issued. The President committed to funding any shortfall for this one-year period and has funded $175,000 on August 31, 2023.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Concentrations of Credit Risk

We maintain our cash in a bank deposit account, the balance of which at times may exceed federally insured limits. We continually monitor our banking relationship and have not experienced any losses in our account. We believe the Company is not exposed to any significant credit risk on cash.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

Research and Development

Research and development costs are expensed when incurred. Research and development costs include costs related to growing certain plants, testing tobacco and hemp plant materials and tobacco products in development, and other technical activities to develop new products or make improvements to existing products.

Inventory

Inventory as of June 30, 2023 consisted of cured tobacco leaf that was received during December 2022. Inventory is valued at the lower of historical cost or net realizable value. Management analyzed historical cost and net realizable value. Management determined that historical cost was less than net realizable value. Write-offs were not required as of June 30, 2023, and it has been determined that no impairment exists as of June 30, 2023.

Grower Deposits

The Company capitalizes down payments made to tobacco farmers for tobacco plantings that are in the process of being grown for the Company’s tobacco leaf inventory. The final amount due to the Company’s tobacco farmers is based on the final weight of the cured tobacco crop.

Patent Costs

The Company capitalizes the legal fees associated with the filing and prosecution of patent applications. Any abandoned patents without issued or pending descendants are written off. The Company will begin amortization of its patents when the Company commercializes the patents. Commercialization will be achieved either when the Company has systems, inventory and means of supply in place to accept customers or upon the Company out-licensing rights to its patent portfolio pursuant to a licensing agreement.

Other Intangible Assets

Intangible assets subject to amortization are reviewed for strategic importance and commercialization opportunity prior to expiration. If it is determined that the asset no longer supports the Company’s strategic objectives and/or will not be commercially viable prior to expiration, the asset is impaired. In addition, the Company will assess the expected future undiscounted cash flows for its intellectual property based on consideration of future market and economic conditions, competition, federal and state regulations, and licensing opportunities. If the carrying value of such assets are not recoverable, the carrying value will be reduced to fair value and record the difference as an impairment. The Company will begin amortization of other intangible assets upon commercialization.

Property and equipment

Property and equipment are recorded at their acquisition cost. The Company will begin depreciation of its property and equipment when production of cigarettes for sale to customers commences.

Leases

The Company adopted ASC 842 Leases during the year ending December 31, 2022. Adoption did not impact retained earnings or cause restatement of prior financials. The Company determines if an arrangement is a lease at inception. The Company’s operating lease is included in operating lease right of use assets and current liabilities in the balance sheet ending June 30, 2023. The right of use asset represents the Company’s right to use an underlying asset for the lease term and the lease liability represents the Company’s obligation to make lease payments arising from the lease. Operating lease right of use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As our lease does not provide an implicit rate, we use the prime rate as of the lease commencement date.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

Fair Value of Financial Instruments

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

Financial assets and liabilities of the Company consist of cash and accrued expenses. As of June 30, 2023, the carrying values of these financial instruments approximated their fair values due to the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

At June 30, 2023, the Company did not identify any assets or liabilities that are required to be measured at fair value in accordance with ASC 825-10.

Earnings Per Unit

The Company calculates earnings per unit (“EPU”) as required by ASC 260, Earnings Per Share. Basic EPU is calculated by dividing the net income available to common members by the weighted average number of common units outstanding for the period, excluding common unit equivalents. Diluted EPU is computed by dividing the net income available to common members by the weighted average number of common units outstanding for the period, plus the weighted average number of dilutive common unit equivalents outstanding for the period determined using the treasury-stock method. For periods with a net loss, the dilutive common unit equivalents are excluded from the diluted EPU calculation. If diluted common unit equivalents were included, weighted average units outstanding for the six months ending June 30, 2023 and 2022 would be 187 and 132, respectively. For the purposes of the EPU calculations, Founder Units and Class A Units are equivalent and both are included in the number of common units outstanding since neither Founder Units or Class A Units receive priority in distributions or liquidation.

Income Taxes

The Company reports its taxable income on the accrual basis of accounting and is treated as a partnership for federal and state income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Members are taxed individually on their respective shares of the Company’s earnings. The Bipartisan Budget Act of 2015 allows the Internal Revenue Service to collect member taxes directly from the Company if an audit adjustment is found. In the event of the Company has to pay such taxes, the members’ capital accounts would be charged accordingly.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

Management has determined that the Company does not have any uncertain tax positions as of June 30, 2023 or December 31, 2022. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by taxing authorities or that the Company or its members will not be subject to additional tax, penalties, and interest because of such challenge.

Recently Adopted Accounting Standards

The Company has reviewed recently issued accounting pronouncements and plans to adopt those that are applicable to it. The Company adopted ASC 842 during the year ending December 30, 2023. Financial statement impact is discussed in NOTES 2 and 8.

NOTE 3 – INVENTORY

Inventory at June 30, 2023 consisted of cured, stemmed tobacco leaf strips.

NOTE 4 – PATENT COSTS

The Company’s worldwide patents and patent applications for cigarettes and pods for oral electronic vaporizers, both comprising blends of reduced-nicotine tobacco and hemp, are issued or filed in the United States, China, Europe and eleven other countries. The Company’s patented products in development are primarily to facilitate smokers to smoke less or switch to less harmful smoke-free products such as tobacco heating products or e-cigarettes. Prior to formation of the Company, the President held these patents and patent applications personally. On January 14, 2021, the President assigned all patents and patent applications to the Company, and from this date forward all patent applications were filed in the Company’s name. This worldwide assignment, totaling $105,794, was recorded at the U.S. Patent and Trademark Office, and was accounted for as contributed capital at the cost of the legal fees incurred by the President to file and prosecute the patent applications. The Company did not allocate any proceeds during the six-month period ending June 30, 2023 and allocated $1,343 during the year ending December 31, 2022 to research and development expenses related to patent applications that were abandoned by the Company. Patents were not amortized in the six-month period ending June 30, 2023. Commercialization of the Company’s patents is anticipated in by 2025.

NOTE 5 – OTHER INTANGIBLE ASSETS

Like its patent portfolio, the Company’s trademark applications are recorded at the cost of the legal fees to file and prosecute these applications. The Company capitalized the option deposit described in NOTE 9. Other intangible assets were not amortized in the six-month period ending June 30, 2023. Other intangible assets at June 30, 2023 and December 31, 2022 consisted of the following:

Description	June 30, 2023	December 31, 2022
Trademarks	$25,079	$23,729
Option Deposit	15,000	-
Website Development	8,025	5,000
Logo Design	4,000	4,000
Total	$52,104	$32,729

NOTE 6 – Property and Equipment

Property and equipment at June 30, 2023 and December 31, 2022 consisted of the following:

Description	June 30, 2023	December 31, 2022
Manufacturing Equipment	$250,000	$-
Fixtures	3,990	-
Total	$253,990	$-

The manufacturing equipment and fixtures were not in service as of June 30, 2023. Once placed in service, they will be depreciated straight-line, over a 10-year estimated useful life.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

NOTE 7 – GROWER DEPOSITS

The Company incurred $13,500 of down payments to tobacco farmers for tobacco plantings that are in the process of being grown for the Company’s tobacco leaf and tobacco seed inventory.

NOTE 8 – DUE FROM RELATED PARTY

The Company paid a $25,000 retainer to a law firm that is assisting Cabbacis Inc (See Note 13) to become a publicly-traded company with Cabbacis LLC being the wholly-owned subsidiary of Cabbacis Inc.  The Company recorded this amount as due from related party with no repayment terms and non-interest bearing.

NOTE 9 – COMMITMENTS

Manufacturing Space Lease

The Company leases manufacturing space in Niagara Falls, New York. The leased space is an enclosed portion of a larger building. The initial lease term is October 7, 2021 thru October 31, 2023 with three separate one-year options to renew under the same terms. On July 12, 2023, the Company exercised the option to renew the lease for the period November 1, 2023 thru October 31, 2024. As per recently adopted ASC 842, the balance sheet for the six-month period ending June 30, 2023 contains a right of use asset and lease liability pertaining to the initial lease term ending October 31, 2023. The Company will recognize a right of use asset and lease liability pertaining to the lease term November 1, 2023 thru October 31, 2024 upon exercising the option renewal. Lease expense in the six-month period ending June 30, 2023 totaled $3,204 and in 2022 totaled $6,408. Future minimum lease payments as of July 1, 2023 total $8,544 for the period thru October 2024.

Tobacco Production Agreements

Effective March 6, 2023, a one-year agreement required a tobacco farmer to produce and plant tobacco transplants from seed provided by the Company and then harvest reduced-low-nicotine, flue-cured, tobacco leaf. A $12,500 down payment to the tobacco farmer was made by the Company in July 2023. The cost to the Company is $4.30 per pound on tobacco accepted by the Company and delivered to the Company. The agreement includes all activities from seed to cured leaf. The flue-cured tobacco is expected to be delivered in the third quarter 2023 and the total amount to be paid by the Company is not expected to exceed $60,000. Effective May 17, 2023, an agreement was entered into with another tobacco farmer for bulking up the seed of the Company’s reduced-nicotine tobacco plant line for future plantings. A $1,000 down payment to the tobacco farmer was made by the Company in August 2023 and $1000 is due upon delivery of the seed to the Company.

NOTE 10 – Option and Material Transfer Agreement

The Company entered into an Option and Material Transfer Agreement (“Agreement”) with a major university on March 7, 2023 for a novel reduced-nicotine plant line. The Company paid the university a nonrefundable option fee of $15,000 within thirty days of the effective date. The Agreement allows the Company to exercise an option to enter into a royalty-bearing license agreement at any time over the 2-year term. During the term, the Company is responsible for the payment of all fees and costs of any patent applications that may be filed by the university. The university has transferred seed of the reduced-nicotine plant line to the Company and the Company provided this seed to a tobacco farmer for its 2023 tobacco crop.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

NOTE 11 – MEMBERS’ EQUITY

On September 2, 2022, the Company members amended and restated the Company’s Operating Agreement (the “Amended and Restated Operating Agreement”). The changes included that the Company’s business is managed by Managers (and not the Members) and the capital structure of the Company provides for two classes of membership interests consisting of Founder Membership Interests and Class A Membership Interests. The Founder Units are issued to the Founder Members. Additional members are admitted as Class A Members and are issued Class A Units. For voting rights and actions by vote of the members, the Founder Units shall be voting units with Founder Units having ten votes per Founder Unit. Class A Units shall be voting units with Class A Units having one vote per Class A Unit. Except for four Class A Units issued in November 2022, all other units issued during the year ending December 31, 2022 were Founder Units. As of the date its financial statements are available to be issued, the Company has 198.8069 units issued and outstanding consisting of 172.6433 Founder Units and 26.1636 Class A Units, and there were no outstanding warrants or options.

Issuance of Units for Cash Proceeds

During the six-month period ending June 30, 2023, the Company issued 7.7019 Founder Units for cash proceeds of $177,702 and 0.9665 Class A Units for cash proceeds of $22,298. During the year ending December 31, 2022, the Company issued 32.7211 units for cash proceeds of $501,006.

Issuance of Units for Services

During the six-month period ending June 30, 2023, the Company issued 1.8503 Founder Units in exchange for services valued at $28,460 and 1.9440 Class A Units in exchange for services valued at $41,438. During the year ending December 31, 2022, the Company issued 4.0000 Class A Units, valued at $61,526, to the Chief Financial Officer for services rendered. These values were based on the number of units issued for cash proceeds in prior cash contributions.

Issuance of Units for Machinery

During the six-month period ending June 30, 2023, the Company issued 16.2532 Class A Units to a new member of the Company in exchange for $250,000 of tobacco-product production machinery that produces and packages its reduced-nicotine cigarettes. The new member had the machinery delivered and set up at the Company’s manufacturing space in Niagara Falls, New York. The per-unit value of the Class A Units was based on the historical price paid by members of the Company for the prior internal capital raises over the of previous ten months.

NOTE 12 – RELATED PARTIES

During the six-month period ending June 30, 2023, the Company issued 1.8503 Founder Units and 0.4440 Class A Units to its officers in exchange for services valued at $35,289.

CABBACIS LLC

NOTES TO UNAUDITED FINANCIAL STATEMENTS

JUNE 30, 2023

NOTE 13 – SUBSEQUENT EVENTS

Subsequent events were evaluated through September 1, 2023, which is the date the financial statements were available to be issued.

New Corporate Structure of Cabbacis Inc and Cabbacis LLC

On August 30, 2023, Cabbacis LLC entered into a Share Exchange Agreement with Cabbacis Inc in which Cabbacis Inc issued an aggregate of 5,400,000 shares of Common Stock and 600,000 shares of Series A Preferred Stock to the members of Cabbacis LLC in exchange for 100% membership interest in Cabbacis LLC (the “Share Exchange”). Before the Share Exchange, Cabbacis LLC wholly-owned Cabbacis Inc, and following the Share Exchange, Cabbacis LLC became a wholly-owned subsidiary of Cabbacis Inc. Holders of Common Stock in Cabbacis Inc are entitled to one vote per share, and holders of Series A Preferred Stock in Cabbacis Inc are entitled to 20 votes per share. The share exchange will be accounted for as a recapitalization.

Issuance of Class A Units

On August 3, 2023, the Company’s Chief Financial Officer exercised an option on a cashless basis for the issuance of three (3) Class A Units. The option was granted on December 1, 2022 pursuant to an Independent Contractor Agreement.

PART III OF FORM 1-A

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description
2.1*	Certificate of Incorporation (as currently in effect)
2.2*	Bylaws (as currently in effect)
3.1*	Certificate of Designation of the Series A Preferred Stock
3.2*	Certificate of Amendment to Certificate of Designation of the Series A Preferred Stock
4.1*	Form of Subscription Agreement.
6.2	Reserved.
6.4*	Worldwide Patent Assignment
6.5*	Share Exchange Agreement
6.6*	Greenhouse Service Agreement (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.7*	University Agreement (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.8*	Tobacco Production Agreement 2022 (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
6.9*	Tobacco Production Agreement 2023 (Portions of this exhibit have been omitted because they are not material and are the type that the registrant treats as private or confidential.)
11.1*	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 12.1)
11.2*	Consent of Prager Metis CPAs, LLC
12.1*	Opinion of Hunter Taubman Fischer & Li LLC

*	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Niagara Falls, State of New York, on October 20, 2023.

Cabbacis Inc

By:	/s/ Joseph Pandolfino
Joseph Pandolfino
Chief Executive Officer and Chairman of the Board

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Pandolfino	Chief Executive Officer and Charman of the Board	October 20, 2023
Joseph Pandolfino

/s/ John Manley, Jr.	Chief Financial Officer and Director	October 20, 2023
John Manley, Jr.

III-2